Exhibit 4.4

THE FOURTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS FOURTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is entered into on April 1, 2017 (the “Signing Date”), by and among:

(1)                                 Bilibili Inc., an exempted company duly incorporated with limited liability and validly existing under the Laws of the Cayman Islands (the “Company”),

(2)                                 the parties listed on Part I of Exhibit A (collectively the “Series A Investors” and each, a “Series A Investor”),

(3)                                 the parties listed on Part II of Exhibit A (collectively the “Series A+ Investors” and each, a “Series A+ Investor”),

(4)                                 the parties listed on Part III of Exhibit A (collectively the “Series B Investors” and each, a “Series B Investor”),

(5)                                 the parties listed on Part IV of Exhibit A (collectively the “Series C Investors” and each, a “Series C Investor”),

(6)                                 the parties listed on Part V of Exhibit A (collectively the “Series C1 Investors” and each, a “Series C1 Investor”),

(7)                                 GREEN BRIDGE GROUP LIMITED (the “Series C2 Investor”),

(8)                                 the parties listed on Part VI of Exhibit A (collectively the “Series D Investors” and each, a “Series D Investor”),

(9)                                 the parties listed on Part VII of Exhibit A attached hereto (the “Founder Parties”, and each a “Founder Party”), and

(10)                          the parties listed on Part VIII of Exhibit A attached hereto (the “Major Subsidiaries”,  and each a “Major Subsidiary”).

Each of the forgoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.                                    The Company, the Series A Investors, the Series A+ Investor, the Series B Investors, the Series C Investors, the Series C1 Investors, the Series C2 Investor, the Founder Parties, and the Major Subsidiaries have entered into a Third Amended and Restated Shareholders’ Agreement dated May 10, 2016 (the “Prior Shareholders’ Agreement”).

B.                                    The Company, the Series D Investors, the Founder Parties, and the Major Subsidiaries have entered into a Share Purchase Agreement dated April 1, 2017 (the “Series D Share Purchase Agreement”).

C.                                    The Series D Share Purchase Agreement requires that the Parties enter into this Agreement as a condition to the consummation of transactions contemplated therein.

D.                                    The Parties intend to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      DEFINITIONS

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in Exhibit B.

2.                                      CORPORATE GOVERNANCE

2.1                               Board of Directors.

(i)                                     Board Composition. On and after the Closing, the Company shall have a board of directors (the “Board”) consisting of nine (9) seats. The Board shall be constituted as follows:

(a)                                      The Series A Preferred Majority shall be entitled to jointly appoint and remove one (1) director (the “IDG Director”) of the Board, who shall initially be Chen Tong;

(b)                                      The Series B Preferred Majority shall be entitled to jointly appoint and remove one (1) director (the “Qiming Director”) of the Board, who shall initially be JP Gan;

(c)                                       The Series C Preferred Majority shall be entitled to appoint and remove one (1) director which shall be appointed and removed by Tencent (the “Tencent Director”) of the Board;

(d)                                      The Series C1/C2 Preferred Majority shall be entitle to jointly appoint and remove two (2) directors of the Board, of which Legend Capital shall be entitled to appoint and remove one (1) director (the “LC Director”) of the Board and Loyal Valley shall be entitled to appoint and remove one (1) director (the “Loyal Valley Director”) of the Board;

(e)                                       The Series D Preferred Majority shall be entitled to jointly appoint and remove one (1) director (the “CMC Director”, together with the IDG Director, the Qiming Director, the Tencent Director, the LC Director, and the Loyal Valley Director collectively, the “Preferred Directors” and each a “Preferred Director”) of the Board, who shall initially be Mr. Li Ruigang;

(f)                                        The Ordinary Majority, shall be entitled to appoint and remove three (3) directors of the Board, who shall initially be Xu Yi, Chen Rui and Li Ni (the “Ordinary Directors”), of whom, Chen Rui shall be the chairman of the Board. The Ordinary Directors shall collectively have six (6) votes.

(ii)                                  Removal and Replacement. Any Shareholder or group of Shareholders entitled to designate any individual to be elected as a director of the Board pursuant to Section  2.1(i) shall have the right to remove any such director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director designated pursuant to Section 2.1(i), the replacement to fill such vacancy shall be designated in the same manner as the director who is being replaced in accordance with Section  2.1(i).

(iii)                               Board of certain Group Companies. Upon requested by the Investors, each of the HK Holding Company, HK Bilibili, the WFOE and the Shanghai Entity shall, and the Parties (other than the Investors) shall cause each of the HK Holding Company, HK Bilibili, the WFOE and the Shanghai Entity to, (a) have a board of directors or similar governing body (the “Subsidiary Board”), (b) maintain the authorized size of each Subsidiary Board at all times same as the authorized size of the Board, and (c) ensure each Subsidiary Board at all times composed of the same Persons as directors as those then on the Board.

(iv)                              Board Meetings. The Board shall meet at least once every quarter, unless otherwise agreed by the majority of the Board (including an affirmative vote of the Majority Preferred Directors). A quorum for a Board meeting shall consist of at least five (5) directors, including at least one of the Ordinary Directors and the Majority Preferred Directors, provided however that if at any time a duly convened meeting of directors fails to get a quorum due to the absence of any Preferred Director, the notice shall be duly delivered again for a second meeting; if at such second time, the quorum is still not present, those directors present shall be deemed a quorum provided that at such second meeting the business not included in the notice shall not be transacted. Each director shall have one (1) vote on any matter submitted for approval of the Board, provided however, the Ordinary Directors shall collectively have six (6) votes. Each director shall be entitled to appoint alternates to serve at any meeting of the Board (or the meeting of a committee formed by the Board), and such alternates shall be permitted to attend all meetings of the Board and vote on such director’s behalf.

(v)                                 Observer Right. Each of IDG, People Better, CMC Capital, CMC Holdings, Qiming, Tencent, Tiger and H Capital, so long as it holds any Shares in the Company, shall be entitled to, from time to time, designate one (1) representative to attend all meetings of the Board, any Subsidiary Board and all committees thereof as non-voting observer, and such observer shall have the right to be provided with all notice and information that the members of the Board, Subsidiary Boards and all committees thereof have the access to; provided that such observer agrees in writing to keep all information obtained in such observation process strictly confidential and not to use such information for any purpose other than reporting to such Investor.

(vi)                              Reimbursement, Insurance and Indemnity. Each of the directors and observers of the Company shall be entitled to reimbursement from the Company for all reasonable expenses related to all Board or Subsidiary Board activities. The Company shall, to the extent commercially reasonable and upon request of the Investors, obtain, and thereafter maintain, a directors’ and officers’ liability insurance policy from a reputable insurer and with coverage limits in an amount satisfactory to the Board. The Company shall indemnify the directors to the maximum extent permitted by applicable Laws. In addition, the Company shall indemnify each Investor to the maximum extent permitted by applicable Laws and the Memorandum and Articles for any claims brought against such Investor by any third party (including any other Shareholder of the Company) as a result of such Investor’s investment in the Company.

2.2                               Protective Provisions.

(i)                                     Acts of the Group Companies Requiring Approval of Preferred Majority. For so long as any Preferred Share remains outstanding, each Group Company shall not, and each of the Covenantors shall procure each Group Company not to, directly or indirectly, and whether by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, take any of the actions listed in Section 1 of Exhibit C  attached hereto without the prior written consent of the Preferred Majority, voting as a separate class. Notwithstanding anything to the contrary contained herein, where any act listed in Section 1 of Exhibit C requires a Special Resolution (as defined in the Memorandum and Articles), and if the Shareholders vote in favour of such act but the approval of the Preferred Majority has not yet been obtained, the Preferred Shareholders at a meeting of the Shareholders who vote against such act shall have in aggregate the voting rights equal to the aggregate voting power of all the Shareholders who voted in favor of such act plus one (1).

(ii)                                  Acts of the WFOE Requiring Approval of Preferred Majority. Without limiting the generality of Section 2.2(i), the WFOE shall not, and each of the Company and the HK Holding Company shall procure the WFOE not to, directly or indirectly, take any of the actions listed in Section 2 of Exhibit C attached hereto without the prior written consent of the Preferred Majority, voting as a separate class. Notwithstanding anything to the contrary contained herein, where any act listed in Section 2 of Exhibit C requires a Special Resolution (as defined in the Memorandum and Articles), and if the Shareholders vote in favour of such act but the approval of the Preferred Majority has not yet been obtained, the Preferred Shareholders who vote against such act at a meeting of the Shareholders shall have in aggregate the voting rights equal to the aggregate voting power of all the Shareholders who voted in favor of such act plus one (1).

(iii)                               Acts of the Group Companies Requiring Approval of Tencent. Without the prior written consent of Tencent, the Group Companies and their controlled affiliates shall not take, permit to occur, approve, authorize, or agree or commit, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, to take any of the following actions: (a) any issuance of shares, or other securities convertible into or exercisable for any equity securities of the Company to any Tencent Competitor, (b) any sale of any Class A Ordinary Shares to any Tencent Competitor; or (c) any Trade Sale to any Tencent Competitor.

(iv)                              Acts of the Group Companies Requiring Approval of CMC Holdings. Without the prior written consent of CMC Holdings, the Group Companies and their controlled affiliates shall not take, permit to occur, approve, authorize, or agree or commit, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, to take any of the following actions: (a) any issuance of shares, or other securities convertible into or exercisable for any equity securities of the Company to any CMC Competitor, (b) any sale of any Class A Ordinary Shares to any CMC Competitor; or (c) any Trade Sale to any CMC Competitor.

(v)                                 Acts of the Group Companies Requiring Approval of Majority Preferred Directors. For so long as any Preferred Share remains outstanding, each Group Company shall not, and each of the Covenantors shall procure each Group Company not to, directly or indirectly, and whether by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, take any of the actions listed in Section 3 of Exhibit C attached hereto without the prior written consent of the Majority Preferred Directors.

2.3                               Information and Inspection Rights.

(i)                                     Information. The Group Companies shall, and each Covenantor shall cause the Group Companies to, deliver, as soon as practicable (but in any event within the timeframe specified below), to each Investor the following documents or reports:

(a)                                 at least forty-five (45) days prior to the beginning of each fiscal year, an annual budget of the Group Companies for such fiscal year as approved by the Board;

(b)                                 within ninety (90) days after the end of each fiscal year, the audited consolidated annual financial statements of the Group Companies for such fiscal year;

(c)                                  within thirty (30) days after the end of each fiscal month, the unaudited consolidated monthly financial statements of the Group Companies for such fiscal month;

(d)                                 within thirty (30) days after the end of each fiscal quarter, an up-to-date capitalization table of the Group Companies as certified by the chief executive officer of the Company, and the unaudited consolidated quarterly financial statements of the Group Companies for such fiscal quarter; and

(e)                                  any other financial and business information as any Investor may reasonably request from time to time.

The documents to be delivered pursuant to this Section 2.3 shall be prepared in a form reasonably satisfactory to the Investors. All the financial statements to be provided to the Investors, including without limitation, the income statement, the balance sheet and the cash flow statement, shall be prepared in English in accordance with IFRS or any other international accounting standards as agreed by the Investors, consistently applied, and without limiting the generality of the foregoing, any audited consolidated annual financial statements to be delivered pursuant to Section 2.3(b) shall be audited by a big-4 international accounting firm or an accounting firm of national standing as agreed by the Preferred Majority and shall consolidate all of the financial results of the Group Companies.

(ii)                                  Inspection. For so long as any Investor remains a Shareholder, each Covenantor shall cause each Group Company to permit such Investor or its duly designated representatives at their own cost, upon reasonable prior written notice, during normal business hours (a) to visit and inspect such Group Company, (b) to examine the facilities, books of account and records of such Group Company, and (c) to discuss the businesses, operations and conditions of such Group Company with the directors, officers, advisers, independent accountants, legal counsel and investment bankers of such Group Company.

2.4                               Maintenance of Group Structure. The Covenantors shall maintain the corporate structure of the Group (including without limitation the Company’s control over the Domestic Companies), and the Covenantors shall cause that (i) the shareholding structure of each Group Company will not be changed and (ii) the Control Documents between the WFOE, the relevant Domestic Companies (and their shareholders) will not be amended, in each case without the prior consent of the Preferred Majority.

2.5                               Business Cooperation with Tencent and CMC Holdings. For so long as either Tencent or CMC Holdings remains a shareholder of the Company (such shareholder, a “CMC/Tencent Shareholder”), the Company agrees that such CMC/Tencent Shareholder and its Affiliates shall be considered and treated as the Group Companies’ most preferred and favored business partners and be entitled to most favored terms with respect to the Company’s business cooperation with any third party, in areas including but not limited to mobile game distribution, online content production, promotion and distribution, and online community development. CMC/Tencent Shareholder agrees that if the CMC/Tencent Shareholder or its Affiliates does not treat the Company as its most preferred partner for the same kind of business transaction, the Company shall have the right to have the business cooperation with the other third parties.

2.5A                      Additional Business Cooperation with Tencent. Tencent agrees to use commercially reasonable efforts to treat the Company as Tencent’s preferred or favored business partner and offer favorable terms of cooperation, and that Tencent agrees to (a) provide high-quality IDC/CDN support to the Company with favored price on substantially equivalent terms and conditions with any other third party, and (b) perform cooperation with the Company in content purchase and promotion, and share certain video copyrights at terms and conditions negotiated by Tencent and the Company in good faith, provided that the foregoing shall be in compliance of any applicable law and any contract with a third party, either the Company or Tencent is bound by, as applicable.

2.5B                      Resources Cooperation with CMC Holdings. CMC Holdings agrees to provide the Company with resources in areas such as content production and distribution, brand marketing, and location-based entertainment (the “Cooperation Business”) and agrees to use commercially reasonable efforts to treat the Company as its preferred and favored partner for the same kind of business transaction.

2.6                               Voting Agreement. Each Shareholder agrees that it shall vote all of its Shares (or give Shareholders’ consent) in such manner that gives effect to the provisions of this Agreement, including without limitation to cause the Board to be constituted in accordance with Section 2.1(i). Without limiting the generality of the foregoing, in the event that the Board and the Preferred Majority have approved an initial public offering of the Equity Securities of any Group Company, each Shareholder shall grant any and all of the consents or approvals reasonably determined by the Board to be necessary in order to effect such public offering.

3.                                 RIGHTS AND RESTRICTIONS IN RESPECT OF SHARE ISSUANCE AND TRANSFER

3.1                               Transfer Restriction of Founder Parties. At any time prior to the later of the consummation of the QIPO and the third (3rd) anniversary of the Closing, each of the Founder Parties shall not transfer any Class A Ordinary Shares directly or indirectly owned by them without the prior written consent of the Board, including the approval of the Majority Preferred Directors.

3.2                               Rights in Respect of Share Issuance or Transfer. Each of the Preferred Shareholders, the Class D Ordinary Shareholders, the Class C Ordinary Shareholders and the Class B Ordinary Shareholders shall have the Preemptive Right, the Right of First Refusal and Right of Co-Sale as set forth in Exhibit E.

3.3                               Waiver. In respect of any particular proposed issuance or transfer of Shares, the applicable Preemptive Right, Right of First Refusal or Right of Co-Sale may be waived as follows:

(i)                                     for a right held by the Company, by written consent signed by the Company;

(ii)                                  for a right held by the Series D Preferred Shareholders, by written consent signed by the Series D Preferred Majority;

(iii)                               for a right held by the Series C1 Preferred Shareholders and the Series C2 Preferred Shareholders, by written consent signed by the Series C1/C2 Preferred Majority;

(iv)                              for a right held by the Series C Preferred Shareholders, by written consent signed by the Series C Preferred Majority;

(v)                                 for a right held by the Series B Preferred Shareholders, by written consent signed by the Series B Preferred Majority;

(vi)                              for a right held by the Series A+ Preferred Shareholders, by written consent signed by each of the Series A+ Shareholders;

(vii)                           for a right held by the Series A Preferred Shareholders, by written consent signed by the Series A Preferred Majority;

(viii)                        for a right held by the Class D Ordinary Shareholders, by written consent signed by the Class D Ordinary Majority;

(ix)                              for a right held by the Class C Ordinary Shareholders, by written consent signed by the Class C Ordinary Majority;

(x)                                 for a right held by the Class B Ordinary Shareholders, by written consent signed by the Class B Ordinary Majority; and

(xi)                              for a right held by the Class A Ordinary Shareholders, by written consent signed by the Class A Ordinary Majority.

3.4                               Transfer Defined. For the purpose of this Agreement, the term “transfer” shall include any direct or indirect transfer, sale, assignment or any other disposal (including creation of any encumbrance), and its verb form and the terms of “transferor” and “transferee” shall have the meaning correlative to the foregoing. In the case that any Class A Ordinary Share is held by its ultimate beneficial owner through one or more level of holding companies, any transfer, repurchase, or new issuance of the shares of such holding companies or similar transactions that have the effect of change the beneficial ownership of such Class A Ordinary Share shall be deemed as an indirect transfer of such Class A Ordinary Share. The Parties agree that the restrictions on the transfer of the Class A Ordinary Shares contained in this Agreement shall apply to such indirect transfer and shall not be circumvented by means any indirect transfer of the Class A Ordinary Shares.

3.5                               New Shareholders. Unless otherwise approved by the Board (including the affirmative vote of the Majority Preferred Directors), any new Shareholder of the Company who is not already a Party to this Agreement shall, not later than the time that it becomes a Shareholder of the Company, agree in writing that it adhere to, and be bound by, the terms of this Agreement as a Party to this Agreement.

3.6                               Prohibited Issuance or Transfer Void. The Company agrees that any issuance or transfer of Shares not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the register of members of the Company and shall not be recognized by the Company.

3.7                               Exempt Transfer. Notwithstanding the foregoing or anything to the contrary herein, the provisions set forth in Exhibit E shall not apply upon a transfer of the Class A Ordinary Shares by a Founder (or its Founder Holdco) to the Permitted Transferees of such Founder.

3.8                               Transfer by the Investors. Each Investor (or its successor or assignee) may transfer any Shares held by it freely without any restriction, and each of the Founder Parties and the Company shall, and shall procure the other Shareholders (other than Investors) to, approve and take any action necessary to effect such proposed transfer, provided that (i) prior to November 9, 2017 for the Preferred Shares (other than the Series D Preferred Shares) or within eighteen (18) months following the Signing Date for the Series D Preferred Shares (the “Restriction Period”), no Shares shall be transferred by any such Investor to any competitor of the Group Companies listed in Part I of Exhibit G attached hereto (which list can be updated subject to the mutual consent of the Company and all the Investors) without prior consent of the Ordinary Majority (which consent shall not be unreasonably withheld or delayed), and (ii) in the event that any such Investor intends to initiate a sale of any Share to any competitor of the Group Companies listed in Part II of Exhibit G attached hereto (which list can be updated subject to the mutual consent of the Company and all the Investors), or to any competitor of the Group Companies listed in Part I of Exhibit G after November 9, 2017 for the Preferred Shares (other than the Series D Preferred Shares) or eighteen (18) months following the Signing Date for the Series D Preferred Shares, each of the Company and the Founder Parties shall have seven (7) days from the receipt of such Investor’s written notice of such intent to offer to purchase or cause to be purchased either by other holders of Preferred Shares or otherwise, all but not less than all of such offered shares by giving a written notice to such Investor (the “Offer Notice”), which shall set forth the consideration and other material terms of the purchase. In the event (a) the selling Investor rejects the terms set forth in the Offer Notice by notifying the offeror in writing, or (b) the transfer with the Company and/or the Founder Parties fails to consummate within fifteen (15) days after the Offer Notice, such selling Investor shall be entitled to transfer such offered shares freely without any restriction to any competitor of the Group Companies listed in both Part I and Part II of Exhibit G attached hereto or to any other third party. The Founder Parties, the Company and the Investors shall negotiate in good faith to decide whether the Restriction Period is to be extended upon the expiration or during the next round financing which occurs within the Restriction Period.

4.                                      RESTRICTED SHARES

4.1                               Founder Restricted Shares. Each of the Founder Parties agrees and acknowledges that any and all of the Class A Ordinary Shares owned by him/her/it as of the Series A Closing Date or acquired by him/her/it any time thereafter pursuant to exercise of options granted under the ESOP or otherwise shall be designated as “Founder Restricted Shares” and shall be subject to the restrictions as set forth on Exhibit D.

4.2                               Employee Restricted Shares. The Covenantors shall cause that all Shares acquired by any employee of the Group Companies or their Affiliate pursuant to exercise of options granted under the ESOP or otherwise shall be designated as “Employee Restricted Shares” and shall be subject to the restrictions as set forth on Exhibit D.

5.                                      DRAG-ALONG RIGHTS

5.1                               Drag-Along Rights. If at any time after thirty-six (36) months from the Closing, a Trade Sale which values the Company at no less US$3 billion (the “Approved Sale”)  is approved by (i) the Preferred Majority (which, for the purpose of this Section 5.1,  shall include Tencent, in the event the acquirer is a Tencent Competitor, and shall include CMC Holdings, in the event the acquirer is a CMC Competitor); and (ii) holders of at least two-thirds (2/3) of the Ordinary Shares (voting together in a single class) (together with the Preferred Majority, the “Drag-Along Shareholders”), then upon written notice from the Drag-Along Shareholders, each of the other Shareholders of the Company (the “Dragged Shareholders”) shall (i) vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Approved Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Approved Sale; (ii) sell, transfer, and/or exchange, as the case may be, all of their Shares in such Approved Sale to such purchaser; (iii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to or in connection with such proposed Approved Sale; and (iv) take all actions reasonably necessary to consummate the proposed Approved Sale. If any Dragged Shareholder does not elect to vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Approved Sale, such Dragged Shareholder shall be obliged to purchase all the Shares held by the Drag-Along Shareholders at the price and terms offered by the potential purchaser in such proposed Approved Sale (each a “Potential Purchaser”). Notwithstanding any provision to the contrary, the share transfer restrictions of Section 3 of this Agreement shall not apply to any transfers made pursuant to this Section 5.

5.2                               Representation and Undertaking. Any such sale or disposition by the Dragged Shareholders shall be on the terms and conditions as the proposed Approved Sale by the Potential Purchaser. Such Dragged Shareholders shall be required to make customary and usual representations and warranties in connection with the Approved Sale, including, without limitation, as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the Shares proposed to be transferred or sold by such Persons or entities; and any violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any Law or regulation applicable to such Dragged Shareholders or any material contract to which such Dragged Shareholders is a party or by which they are bound and shall, without limitation as to time, indemnify and hold harmless to the full extent permitted by Law, the purchasers against all obligations, cost, damages, expenses, losses, judgments, assessments, or other liabilities including, without limitation, any special, indirect, consequential or punitive damages, any court costs, costs of preparation, attorney's fees or expenses, or any accountant's or expert witness' fees arising out of, in connection with or related to any breach or alleged breach of any representation or warranty made by, or agreements, understandings or covenants of such Dragged Shareholders under the terms of the agreements relating to such Approved Sale. Each of the Dragged Shareholders undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any Governmental Authority or any third party, which are required to be obtained or made in connection with the Approved Sale. Each of the Dragged Shareholders undertakes to pay its pro rata share of expenses incurred in connection with such proposed Approved Sale.

5.3                               Drag-Along Notice. Prior to making any Approved Sale in which the Drag-Along Shareholders wish to exercise their rights under Section 5, the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed closing date of the Approved Sale (the “Approved Sale Date”). The Drag-Along Notice shall set forth: (a) the name and address of the Potential Purchaser; (b) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by the Potential Purchaser; (c) the Approved Sale Date; (d) the number of Shares held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders; and (e) the number of Shares of the Dragged Shareholders to be included in the Approved Sale.

5.4                               Transfer Certificate. On the Approved Sale Date, each of the Drag-Along Shareholders and the Dragged Shareholders shall each deliver or cause to be delivered an instrument of transfer, duly endorsed for transfer with signatures guaranteed, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice, and a certificate or certificates evidencing its Shares to be included in the Approved Sale to the Company.

5.5                               Payment. If the Drag-Along Shareholders or the Dragged Shareholders receive the purchase price for their Shares or such purchase price is made available to them as part of an Approved Sale and, in either case they fail to deliver certificates evidencing their Shares as described in this Section 5, they shall for all purposes be deemed no longer to be a Shareholder of the Company (with the record books of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any Shares held by them, shall have no other rights or privileges as a Shareholder of the Company. In addition, the Company shall stop any subsequent transfer of any such Shares held by such Shareholders.

6.                                      ADDITIONAL AGREEMENTS

6.1                               Registration Rights. The Company hereby grants to the holders of Preferred Shares, Class D Ordinary Shares, Class C Ordinary Shares and Class B Ordinary Shares such registration rights as set forth on Exhibit F.

6.2                               Founders’ Commitment. Each Founder hereby undertakes to the Investors that he/she will devote his/her working time and attention exclusively to the business of the Group, and will use his/her best efforts to promote the Group’s interests unless his/her earlier resignation or an alternative arrangement is approved by the Investors. In addition, each Founder hereby undertakes that, after the Closing, it will remain employed by the Group Companies at least one (1) year after the QIPO, unless agreed otherwise by the Board (including the affirmative votes of the Majority Preferred Directors).

6.3                               Non-Competition. Each Founder hereby undertakes to the Investors that so long as such Founder is a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company and for a period of two (2) years after such Founder is no longer a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company, he/she shall not, without the prior written consent of the Preferred Majority, either on his/her own account or through any of his/her Affiliates, or in conjunction with or on behalf of any other Person: (i) be engaged or invest, directly or indirectly in any business in competition with the business engaged by any Group Company; (ii) provide service of any form to any entity engaged in any business in competition with the business engaged by any Group Company; or (iii) solicit or entice away or attempt to solicit or entice away to a competitor from any Group Company, any employee, consultant, supplier, customer, client, representative, or agent of such Group Company.

6.4                               Tax Matters.

(i)                                     None of the Group Companies will take any action inconsistent with its treatment of the Company as a corporation for U.S. federal income tax purposes or elect to be treated as an entity other than a corporation for U.S. federal income tax purposes.

(ii)                                  The Company shall use, and shall cause each of its Subsidiaries to use, its reasonable best efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

(iii)                               The Company shall use its best efforts to avoid future status of the Company or any of its Subsidiaries as a PFIC under the U.S. tax Laws. Within forty-five (45) days from the end of such taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its Subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply). If the Company determines that the Company or any of its Subsidiaries was a PFIC in such taxable year (or if a Governmental Authority or an Investor informs the Company that it has so determined), it shall, within sixty (60) days from the end of such taxable year, provide the following information to each Investor that is a United States Person (“Direct U.S. Investor”) and each United States Person that holds either direct or indirect interest in such Investor (“Indirect U.S. Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”):  (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g). The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant Investor requests in writing that the Company provide such information to such Indirect US Investor. The relevant Company obligation under this Section 6.4 shall be subject to obtaining the requisite information from the Investors necessary for the Company to comply with such obligation.

(iv)                              Each of the Founder Parties represents that such Person is not a United States Person and such Person is not owned, wholly or in part, directly or indirectly, by any United States Person. Each of the Founder Parties shall provide prompt written notice to the Company of any subsequent change in its United States Person status. The Company shall use its best efforts to avoid future status of the Company or any of its Subsidiaries as a CFC under the U.S. tax Laws. Upon written request of any Investor from time to time, the Company will promptly provide in writing such information concerning its Shareholders and the direct and indirect interest holders in each Shareholder sufficient for such Investor to determine whether the Company is a CFC. In the event that the Company does not have in its possession all the information necessary for such Investor to make such determination, the Company shall use its commercially reasonable efforts to promptly procure such information from its Shareholders. The Company shall, (i) upon written request of any Investor, furnish on a timely basis all information reasonably requested by such Investor (as the case may be) to satisfy its (or any Indirect US Investor’s) US federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC. In accordance with the applicable laws, the Company and each of its Subsidiaries shall use their best efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of the Investors (or any Indirect U.S. Investor) pursuant to Section 951 of the Code.

(v)                                 The Company shall comply and shall cause each of its Subsidiaries to comply in all material respects with all record-keeping, reporting, and other requirements that any Investor informs the Company are necessary to enable such Investor to comply with any applicable U.S. tax rules to the extent commercially reasonable. The Company shall also provide any Investor with any information reasonably requested by such Investor to enable such Investor to comply with any applicable U.S. tax rules.

6.5                               Anti-Corruption. Each of the Group Companies covenants that it shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, administrators, officers, managers, board of directors (supervisory and management) members, employees, and representatives to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. official, in each case, in violation of the FCPA or any other applicable anti-bribery or anti-corruption Law. The Company further covenants that it shall, and shall cause each of its Subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or Affiliates, or any of its or their respective directors, administrators, officers, managers, board of directors (supervisory and management) members, employees, independent contractors, representatives or agents in violation of the FCPA or any other applicable anti-bribery or anti-corruption Law. The Company further covenants that it shall, and shall cause each of its Subsidiaries and Affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption Law.

6.6                               Memorandum and Articles. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of the Memorandum and Articles, the terms of this Agreement shall prevail in all respects as regards the Shareholders, the Parties (other than the Company) shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Memorandum and Articles, and the Parties (other than the Company) hereto shall exercise all voting and other rights and powers (including to procure any required alteration to the Memorandum and Articles to resolve such conflict or inconsistency) to make the provisions of this Agreement effective.

6.7                               Internal Control System. The Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets national standards of good practice and is reasonably satisfactory to the Majority Preferred Directors to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with IFRS, consistently applied, and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (v) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

6.8                               ESOP.

(i)                                     After the Closing, the Company shall have reserved a total of 19,445,106 Class A Ordinary Shares, representing approximately 7.6% of the Company’s issued share capital immediately after the Closing (on a fully diluted and as-converted basis), for issuance of share options pursuant to the terms and conditions under the employee share option plan (the “ESOP”) to be approved by the Board (including the affirmative vote of the Majority Preferred Directors).

(ii)                                  Any options granted to an employee under the ESOP shall become vested according to the following vesting schedule:

(a)                                 25% of the options in respect of such employee will vest on the first (1st) anniversary of the date of such grant,

(b)                                 the remaining 75% of the options in respect of such employee will vest annually in equal installments over the next three (3) years.

(iii)                               Any grant or promise to grant of the options under the ESOP shall be subject to the prior written approval of at least a majority of the members of the Board, including the affirmative vote of the Majority Preferred Directors.

6.9                               Restriction on the Further Investments.

For so long as each of the Series C1 Investors or the Series C2 Investor holds any Series C1 Preferred Shares or Series C2 Preferred Shares in the Company, such Series C1 Investor or Series C2 Investor shall not invest in the operating entities of Youku Tudou Inc. (优酷网/土豆网), AcFun (AcFun 弹幕视频网) (the “Direct Competitors”) and their Affiliates after May 10, 2016.

For so long as each of the Series D Investors holds any Series D Preferred Shares in the Company, without the consent of the Company, such Series D Investor shall not make equity investment in any Direct Competitor or any Affiliate under the Control of any Direct Competitor after the Closing. For the avoidance of doubt, these restrictions shall not apply to any other form of business cooperation between CMC Holdings or Tencent and each Direct Competitor (including its Affiliates) other than equity investment set forth in the first sentence of this paragraph.

For the avoidance of doubt, the restrictions under this Section 6.9 shall not apply to any such investment in a Direct Competitor taking place prior to the Closing or any such investment through purchases of publicly traded shares.

7.                                      TERMINATION

This Agreement and all rights and covenants contained herein, except for obligations set forth in Sections 6.1, 6.2, 7, and 8, shall terminate on the closing of a QIPO or upon mutual consent of the Parties hereto. If this Agreement terminates, the Parties shall be released from their future obligations under this Agreement. If for the purpose of a QIPO and as approved by the Investors, the Group is required and advised by counsels to effect reorganization, in connection with which the Investors would need to waive any or all of their preferred or special rights hereunder, effective as of the completion of such reorganization, then, in the event that the QIPO does not occur within twelve (12) months after the completion of such reorganization, the Covenantors shall take all such actions as necessary or desirable to restore all the rights and privileges of the Investors contained herein, including without limitation (i) causing the Company to amend the Memorandum and Articles, (ii) causing the Company to issue to the Investors applicable class and number of Shares of the Company, and (iii) entering into agreements containing substantially the same terms and conditions hereof.

8.                                      MISCELLANEOUS

8.1                               Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong without giving effect to principles of conflict of laws thereunder.

8.2                               Dispute Resolution.

(i)                                     Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination hereof, shall be settled by arbitration.

(ii)                                  The arbitration shall be conducted in Hong Kong at the Hong Kong International Arbitration Centre in accordance with UNCITRAL Arbitration Rules in effect (the “UNCITRAL Rules”), which rules are deemed to be incorporated by reference into this subsection (ii). The arbitration tribunal shall consist of one (1) arbitrator to be appointed according to the UNCITRAL Rules. The arbitration shall be conducted in the English language.

(iii)                               Each Party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such Party.

(iv)                              The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal.

(v)                                 When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(vi)                              The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(vii)                           The Parties understand and agree that this provision regarding arbitration shall not prevent any Party from pursuing preliminary equitable or injunctive relief in a judicial forum pending arbitration in order to compel another Party to comply with this provision, to preserve the status quo prior to the invocation of arbitration under this provision, or to prevent or halt actions that may result in irreparable harm. A request for such equitable or injunctive relief shall not waive this arbitration provision.

8.3                               Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) or electronic mail to the respective Parties at the addresses specified on Part VIII of Exhibit A (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.3).

Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by facsimile or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

8.4                               Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consents of the Investors and the Company; provided that each Investor may assign its rights and obligations to its Affiliate(s) or third party (subject to the restrictions set forth in Section 3) without consent of the other Parties under this Agreement; provided further that the assignee shall execute and deliver such documents and take such other actions as may be necessary for such assignee to join in and be bound by the terms of this Agreement as an “Investor” (if not already a Party hereto) upon and after such assignment.

8.5                               Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Laws in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law.

8.6                               Waiver and Amendment. This Agreement may only be amended or modified by an instrument in writing signed by the Company, the Series A Preferred Majority, the holders of the Series A+ Preferred Shares, the Series B Preferred Majority, the Series C Preferred Majority, the Series C1/C2 Preferred Majority, the Series D Preferred Majority and the Ordinary Majority; provided that any Party may (a) extend the time for the performance of any of the obligations or other acts of another Party, (b) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered by another Party pursuant hereto or (c) waive compliance with any of the agreements of another Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

8.7                               Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (a) the defined terms shall have the meanings assigned to them in its definition and include the plural as well as the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (b) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise, and all references in this Agreement to designated exhibits are to the exhibits attached to this Agreement unless explicitly stated otherwise, (c) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (d) the word “knowledge” means, with respect to a Person’s “knowledge”, the actual knowledge of such Person and that knowledge which should have been acquired by it after making due inquiry, (e) the titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement, (f) any reference in this Agreement to any “Party” or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees, (g) any reference in this Agreement to any agreement or instrument is a reference to that agreement or instrument as amended or novated and (h) this Agreement is jointly prepared by the Parties and should not be interpreted against any Party by reason of authorship.

8.8                               Entire Agreement. This Agreement and other Transaction Documents (as defined in the Series D Share Purchase Agreement) constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. Without limiting the generality of the foregoing, this Agreement supersedes, in its entirety, the Prior Shareholders’ Agreement, which shall be null and void and have no force or effect whatsoever as of the date of this Agreement. The Parties hereto that are parties to the Prior Shareholders’ Agreement hereby irrevocably waive any and all rights that they may have against any other party under the Prior Shareholders’ Agreement in exchange for their rights hereunder.

8.9                               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

8.10                        Non-Signing Group Companies. For the avoidance of doubt and notwithstanding anything to the contrary herein, the Covenators that are parties to this Agreement shall, severally and jointly, procure each of the Subsidiaries of the Group Companies that are not parties to this Agreement to comply with any and all undertakings set forth herein applicable to such Group Companies.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

GROUP COMPANIES:

BILIBILI INC.

By:	/s/ Chen Rui
Name: Chen Rui
Title: Director

HODE HK LIMITED

By:	/s/ Chen Rui
Name: Chen Rui
Title: Director

BILIBILI HK LIMITED

By:	/s/ Chen Rui
Name: Chen Rui
Title: Director

SHANGHAI HUANDIAN INFORMATION TECHNOLOGY CO., LTD.

By:	/s/ Xu Yi
Name: Xu Yi
Title: Legal Representative

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

GROUP COMPANIES:

SHANGHAI BILIBILI ANIMATION CO., LTD.

By:	/s/ Xu Yi
Name: Xu Yi
Title: Legal Representative

HANGZHOU HUANDIAN TECHNOLOGY CO., LTD.

By:	/s/ Xu Yi
Name: Xu Yi
Title: Legal Representative

HODE SHANGHAI LIMITED

By:	/s/ Chen Rui
Name: Chen Rui
Title: Legal Representative

SHANGHAI KUANYU CYBER TECHNOLOGY CO., LTD.

By:	/s/ Chen Rui
Name: Chen Rui
Title: Legal Representative

WUHU XIANGYOU INTERNET AND TECHNOLOGY CO., LTD.

By:	/s/ Xu Yi
Name: Xu Yi
Title: Legal Representative

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Party has duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

FOUNDER PARTIES:

XU YI

/s/ Xu Yi

KAMI SAMA LIMITED

By:	/s/ Xu Yi
Name: Xu Yi
Title: Director

CHEN RUI

/s/ Chen Rui

VANSHIP LIMITED

By:	/s/ Chen Rui
Name: Chen Rui
Title: Director

XU YI
For and on behalf of
CAO XI

/s/ Xu Yi

CHOBITS LIMITED

By:	/s/ Xu Yi
Name: Xu Yi
Title: Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Party has duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

FOUNDER PARTIES:

XU YI
For and on behalf of
WEI QIAN

/s/ Xu Yi

LOLITA LIMITED

By:	/s/ Xu Yi
Name: Xu Yi
Title: Authorized Signatory

XU YI
For and on behalf of
LAM WAI HONG

/s/ Xu Yi

MADOKA LIMITED

By:	/s/ Xu Yi
Name: Xu Yi
Title: Authorized Signatory

LI NI

/s/ Li Ni

SABER LILY LIMITED

By:	/s/ Li Ni
Name: LI NI
Title: Director

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTORS:

IDG-ACCEL CHINA GROWTH FUND III L.P.

By: IDG-Accel China Growth Fund III Associates L.P., its General Partner
By: IDG-Accel China Growth Fund GP III Associates Ltd., its General Partner

By:	/s/ Chi Sing HO
Name: Chi Sing HO
Title: Authorized Signatory

IDG-ACCEL CHINA III INVESTORS L.P.

By: IDG-Accel China Growth Fund GP III Associates Ltd., its General Partner

By:	/s/ Chi Sing HO
Name: Chi Sing HO
Title: Authorized Signatory

IDG CHINA MEDIA FUND II L.P.,
a Delaware exempted limited partnership
By: IDG China Media Fund Associates II L.P.,
its General Partner
By: IDG China Media Fund GP Associates Ltd.,
its General Partner

By:	/s/ Hugo Shong
Name: Hugo Shong
Title: Authorized Signatory

c/o The Corporation Trust Company 1209 Orange Street, Wilmington Delaware, U.S.A. 19801

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

PEOPLE BETTER LIMITED

By:	/s/ Lei Jun
Name: Lei Jun
Title: Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTORS:

QIMING VENTURE PARTNERS IV, L.P.,
a Cayman Islands exempted limited partnership

By:	QIMING GP IV, L.P. a Cayman Islands exempted limited partnership

Its:	General Partner

By:	QIMING CORPORATE GP IV, LTD. a Cayman Islands exempted company

Its:	General Partner

By:	/s/ Robert Headly
Name:	Robert Headly
Title:	Managing Director

QIMING MANAGING DIRECTORS FUND IV, L.P., a Cayman Islands exempted limited partnership

By:	QIMING CORPORATE GP IV, LTD., a
Cayman Islands exempted company

By:	/s/ Robert Headly
Name:	Robert Headly
Title:	Managing Director

Signing Location:	Bellevue, WA (United States)

Signature of Witness:	/s/ Rhonda Meier

Name of Witness:	Rhonda Meier

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

CMC BULLET HOLDINGS LIMITED

By:	/s/ CHEN Xian
Name: CHEN Xian
Title: Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

HUAXING CAPITAL PARTNERS, L.P.

By:	/s/ Bao Fan
Name: Bao Fan
Title: Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

FINGERFUN (HK) LIMITED

By:	/s/ Yao Wenzhe
Name: Yao Wenzhe
Title: Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

INTERNET FUND III PTE. LTD.

By:	/s/ Venkatagiri Mudeliar
Name: Venkatagiri Mudeliar
Title: Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

H CAPITAL II, L.P.

By:	/s/ Xiaohong Chen
Name: Xiaohong Chen
Title: Authorized Signatory
Date: April 1, 2017

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

OPH B Limited

By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Director

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

WINDFORCE LIMITED

By:	/s/ Chen Rui (陈睿)
	Name:	Chen Rui (陈睿)
	Title:	Director

VANSHIP LIMITED

By:	/s/ Chen Rui (陈睿)
	Name:	Chen Rui (陈睿)
	Title:	Director

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

UBER SUCCESS HOLDINGS LIMITED

By:	/s/ Jiang Jinzhi
Name: Jiang Jinzhi
Title: Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

Lighthouse Venture International, Inc.

For and on behalf of
Lighthouse Venture International, Inc.

By:	/s/ Cui Jing
Name: Cui Jing
Title: Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

STARRY CONCEPT GROUP LIMITED

By:	/s/ Lin Lijun
	Name:	Lin Lijun
	Title:	Authorized Signatory

SUNRISE VIEW INVESTMENTS LIMITED

By:	/s/ Lin Lijun
	Name:	Lin Lijun
	Title:	Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

CHEERFORD LIMITED

By:	/s/ Jin Wenji
	Name:	Jin Wenji
	Title:	Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

BLISSFUL DAY LIMITED

By:	/s/ Jin Wenji
	Name:	Jin Wenji
	Title:	Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

HAITONG XUYU INTERNATIONAL LIMITED

By:	/s/ Zhang Xiangyang
	Name:	Zhang Xiangyang
	Title:	Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

GP TMT HOLDINGS LIMITED

By:	/s/ Lu Fenglei
	Name:	Lu Fenglei
	Title:	Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

GOLDEN PUJIANG RIVER INTERNATIONAL (BVI) LIMITED.

By:	/s/ Gao Lixin
	Name:	Gao Lixin
	Title:	Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

YING TAI INTERNATIONAL LIMITED

By:	/s/ JP Gan
Name:	JP Gan
Title:	Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

LIGHTHOUSE CAPITAL INTERNATIONAL INC.
For and on behalf of Lighthouse Capital International Inc.

By:	/s/ Zheng Xuanle
Name:	Zheng Xuanle
Title:	Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

CMC Beacon Holdings Limited

By:	/s/ Xu Zhihao
	Name:	Xu Zhihao
	Title:	Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

Tencent Mobility Limited

By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Director

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Fourth Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:

GREEN BRIDGE GROUP LIMITED

By:	/s/ Wang Hao
	Name:	Wang Hao
	Title:	Authorized Signatory

SIGNATURE PAGE OF SHAREHOLDERS AGREEMENT

EXHIBIT A
PARTIES

Part I                                                               Series A Investors

1.                                      IDG-ACCEL CHINA GROWTH FUND III L.P., a Cayman Islands exempted limited partnership,

2.                                      IDG-ACCEL CHINA III INVESTORS L.P., a Cayman Islands exempted limited partnership, and

3.                                      IDG China Media Fund II L.P., a Delaware exempted limited partnership.

Part II                   Series A+ Investors

1.                                      IDG-ACCEL CHINA GROWTH FUND III L.P.,

2.                                      IDG-ACCEL CHINA III INVESTORS L.P.,

3.                                      IDG China Media Fund II L.P., and

4.                                      People Better Limited.

Part III                                                     Series B Investors

1.                                      Qiming Venture Partners IV, L.P.,

2.                                      Qiming Managing Directors Fund IV, L.P.,

3.                                      CMC Bullet Holdings Limited,

4.                                      IDG-ACCEL CHINA GROWTH FUND III L.P.,

5.                                      IDG-ACCEL CHINA III INVESTORS L.P.,

6.                                      IDG China Media Fund II L.P.,

7.                                      Huaxing Capital Partners, L.P.; and

8.                                      FingerFun (HK) Limited (指尖娛樂(香港)有限公司).

Part IV                                                      Series C Investors

1.                                      Internet Fund III Pte. Ltd.

2.                                      H Capital II, L.P.,

3.                                      OPH B Limited,

4.                                      Qiming Venture Partners IV, L.P.,

5.                                      Qiming Managing Directors Fund IV, L.P.,

6.                                      CMC Bullet Holdings Limited,

7.                                      Windforce Limited,

8.                                      UBER SUCCESS HOLDINGS LIMITED,

9.                                      Lighthouse Venture International, Inc.

Part V                                                           Series C1 Investors

1.                                      STARRY CONCEPT GROUP LIMITED

2.                                      SUNRISE VIEW INVESTMENTS LIMITED

3.                                      Cheerford Limited

4.                                      Blissful Day Limited

5.                                      HaiTong XuYu International Limited

6.                                      GP TMT Holdings Limited

7.                                      Golden Pujiang River International (BVI) Limited

8.                                      Ying Tai International Limited

9.                                      Lighthouse Capital International Inc.

10.                               Vanship Limited

Part VI                                                      Series D Investors

CMC Beacon Holdings Limited

Tencent Mobility Limited

Cheerford Limited

Part VII                                                 Founder Parties

1.                                      Xu Yi ( 徐 逸), a Chinese citizen (residential ID number: 330825198908200138 (“Founder 1”),

2.                                      Kami Sama Limited, a limited liability company duly established and validly existing under the laws of the British Virgin Islands, wholly owned by Founder 1 (the “Founder 1 Holdco”),

3.                                      Chen Rui (陈睿), a Chinese citizen (residential ID number: 510107197801231573) (“Founder 2”),

4.                                      Vanship Limited, a limited liability company duly established and validly existing under the laws of the British Virgin Islands, wholly owned by Founder 2 (the “Founder 2 Holdco”),

5.                                      Cao Xi (曹 汐), a Chinese citizen (residential ID number: 610104198803086153 (“Founder 3”),

6.                                      CHOBITS LIMITED, a limited liability company duly established and validly existing under the laws of the British Virgin Islands, wholly owned by Founder 3 (the “Founder 3 Holdco”),

7.                                      Wei Qian (韦倩), a Chinese citizen (residential ID number: 450721198701080024 (“Founder 4”),

8.                                      LOLITA LIMITED, a limited liability company duly established and validly existing under the laws of the British Virgin Islands, wholly owned by Founder 4 (the “Founder 4 Holdco”),

9.                                      Lam Wai Hong (林伟雄), a Macau citizen (passport number: MA0110935 (“Founder 5”),

10.                               MADOKA LIMITED, a limited liability company duly established and validly existing under the laws of the British Virgin Islands, wholly owned by Founder 5 (the “Founder 5 Holdco”),

11.                               Li Ni ( 李 旎 ), a Chinese citizen (residential ID number: 441202198601271547 (“Founder 6”, together with Founder 1, Founder 2, Founder 3, Founder 4 and Founder 5, the “Founders” and each, a “Founder”),

12.                               Saber Lily Limited, a limited liability company duly established and validly existing under the laws of the British Virgin Islands, wholly owned by Founder 6 (the “Founder 6 Holdco”, together with Founder 1 Holdco, Founder 2 Holdco, Founder 3 Holdco, Founder 4 Holdco, and Founder 5 Holdco, the “Founder Holdcos” and each, a “Founder Holdco”).

Part VIII                                            Major Subsidiaries

1.                                      Hode HK Limited (香港幻电有限公司), a limited liability company duly incorporated and validly existing under the Laws of Hong Kong, which is wholly owned by the Company (the “HK Holding Company”);

2.                                      Bilibili HK Limited (香港哔哩哔哩有限公司), a limited liability company duly incorporated and validly existing under the Laws of Hong Kong, which is wholly owned by the Company;

3.                                      Hode Shanghai Limited. (幻电科技(上海)有限公司), a wholly foreign owned enterprise established under the Laws of the PRC (the “WFOE”), which is wholly owned by the HK Holding Company;

4.                                      Shanghai Huandian Information Technology Co., Ltd. (上海幻电信息科技有限公司), a limited liability company duly incorporated and validly existing under the Laws of the PRC (“Shanghai Entity”);

5.                                      Shanghai Bilibili Animation Co., Ltd. (上海哔哩哔哩动画有限公司), a limited liability company duly incorporated and validly existing under the Laws of the PRC, which is wholly owned by the Shanghai Entity;

6.                                      Hangzhou Huandian Technology Co., Ltd. (杭州幻电科技有限公司), a limited liability company duly incorporated and validly existing under the Laws of the PRC, which will be wholly owned by the Shanghai Entity;

7.                                      Shanghai Kuanyu Cyber Technology Co., Ltd. (上海宽娱数码科技有限公司), a limited liability company duly incorporated and validly existing under the Laws of the PRC;

8.                                      Wuhu Xiangyou Internet and Technology Co., Ltd. (芜湖享游网络技术有限公司), a limited liability company duly incorporated and validly existing under the Laws of the PRC (“Wuhu Xiangyou”) (including any entity that will assume all or substantially all of the businesses of Wuhu Xiangyou that it currently operates as of the date hereof).

(the companies listed from item 4 to item 8 are collectively referred to as the “Domestic Companies” and each a “Domestic Company”)

Part IX                                                     Notice Address

For the purpose of the notice provisions contained in this Agreement, the following are the initial addresses of each Party:

If to the Company and the Founder Parties:

Shanghai Huandian Information Technology Co., Ltd. (上海幻电信息科技有限公司)

Building 12 No. 720

Pudong Dadao, Shanghai

Telephone: 021 60876100

If to IDG-Accel China Growth Fund III L.P. or IDG-Accel China III Investors L.P.:

c/o IDG Capital Management (HK) Ltd.

Unit 5505, 55/F., The Center

99 Queen’s Road

Central, Hong Kong

Attn: Chi Sing HO

Fax: 852- 2529 1619

With a copy to:

Floor 6, Tower A, COFCO Plaza,

8 Jianguomennei Dajie

Beijing, 100005, P.R. China

Attn: Ms. Yilan Xie

Fax: 8610-8512 0225

If to IDG China Media Fund II L.P.:

c/o IDG Capital Management (HK) Ltd.

Unit 5505, 55/F., The Center

99 Queen’s Road

Central, Hong Kong

Attn: Chi Sing HO

Fax: 852- 2529 1619

With a copy to:

Floor 6, Tower A, COFCO Plaza,

8 Jianguomennei Dajie

Beijing, 100005, P.R. China

Attn: Ms. Jen Liu

Fax: 8610-8512 0225

If to People Better Limited:

12F, East Office Building, the Rainbow City of China Resources,

No. 68 Qinghe Middle Street, Haidian,

Beijing, P.R. China

Attn: Liu Xin

Tel: +86-10-6060 6666

Fax: +86-10-6060 6666

If to Qiming:

350 106th Ave NE

1st FloorBellevue, Washington 98004

Attention: Robert Headley

Phone: (425) 709-0772

Fax: (425) 709-0798

With a copy to:

Unit 13-17, 24/F, CWTC Tower1,

NO.1, Jianguomenwai Street,

Beijing, P.R. China 100004

Attn: Shiyu WANG

Tel: +86 10 5961 1188

Fax: +86 10 5961 1288

If to CMC Bullet Holdings Limited

CMC Capital

Unit 3609, The Center, 989 Changle Road

Shanghai 200031, P.R. China

Attn: Alex CHEN

Tel: +86 21 5466 8282

Fax: +86 21 5466 1250

If to Huaxing Capital Partners, L.P.

CO SKY GALAXY INVESTMENT LIMITED,

ROOM C, 20/F LUCKY PLAZA, 315-321 LOCKHART ROAD

WANCHAI, HONG KONG.

Attn: Wang Xinwei

Telephone No.: 010 85679988

Fax No.: 010 85679989

Email: xwwang@huaxing.com

If to FingerFun (HK) Limited(指尖娛樂(香港)有限公司)

Attn: Xu Fandi

F9, C-King Towers, No. 17 Madian East Rd.,

Haidian District., Beijing, China

Fax: (010)65546098

If to H Capital II, L.P.:

Address: Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, PO

Box 268, Grand Cayman KY1-1104, Cayman Islands

Attention: CHEN Xiaohong

Email: xchen@hcapital-management.com

With a copy to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

Suite 2101, Building C, Yintai Center, #2 Jianguomenwai Ave., Chaoyang District, Beijing

100022, China

Attn: Steven Liu

Tel: +86 10 5680 3888

Fax: +86 10 5680 3889

If to Internet Fund III Pte. Ltd.:

Address: 8 Temasek Boulevard, #32-02, Suntec Tower 3, Singapore 038988

Attention: Giri Mudeliar

Email: gmudeliar@tigerglobal.com

With a copy to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

Suite 2101, Building C, Yintai Center, #2 Jianguomenwai Ave., Chaoyang District, Beijing

100022, China

Attn: Steven Liu

Tel: +86 10 5680 3888

Fax: +86 10 5680 3889

If to OPH B Limited:

OPH B Limited

c/o Tencent Holdings Limited

Level 29, Three Pacific Place

1 Queen’s Road East

Wanchai, Hong Kong

Attention: Compliance and Transactions Department

Email: legalnotice@tencent.com

with a copy to:

Tencent Building, Keji Zhongyi Avenue,

Hi-tech Park, Nanshan District,

Shenzhen 518057, PRC

Attention: Mergers and Acquisitions Department

Email: PD_Support@tencent.com

If to Lighthouse:

Address: Room 6018, No. 210, Century Avenue, Pudong Xinqu, Shanghai

Attn: Leo Zheng

Tel: +86 186 2169 2621

If to Windforce Limited:

Building 12 No. 720

Pudong Dadao, Shanghai

Attn: Chen Rui

Telephone: 021 60876100

If to UBER SUCCESS HOLDINGS LIMITED:

Address: Kerry Parkside office Building 27th Floor, Fang Dian Rd. 1155, Pudong District,

Shanghai, China

Attn: Nicole Wang

Tel: 86-21-20830300

Fax: 86-21-61049577

If to Loyal Valley:

1/F, Building 11, No. 1257

Mingyue Road, Shanghai

Attn: Ye Chunyan/Peng Chengwei/Zhao Yongsheng

Phone: 18910897509/13761264353/18616592992

Email: 18910897509@163.com/vigour.peng@aliyun.com/zhaojas@sina.com

If to Legend Capital:

Room 4801B - 4802, Tower 2, Plaza 66, No. 1366 Nanjing West Road, Shanghai

Phone: +86 21 2032 9362

Email: master@legendcapital.com.cn

If to GP TMT Holdings Limited:

Unit 4901, 49/F, One Lujiazui, No.68, Yincheng (C) Rd., Shanghai, China, 200120

Attn.: David Tian (田华锋)

Phone: +86 21 6288 4566

Mobile: +86 137 0170 4313

Email: tianhf@gpcapital.com.cn

If to Golden Pujiang River International (BVI) Limited

Unit 4901, 49/F, One Lujiazui, No.68, Yincheng(C) Rd., Shanghai, China

Attn.: Gao Lixin

Phone: +8621-20329385

Email: lincong@gpcapital.com.cn

If to Haitong:

Unit 07-12, Haitong Securities Mansion, No. 689 Guangdong Rd., Huangpu District,

Shanghai, China

Attn.: Zhuang Liu (刘壮)

Phone: +86 21 6341 0369

Fax: +86 21 6341 0815

Email: liuz@htcc.sh.cn

If to the Series C2 Investor:

Floor 27 Kerry Parkside Office No. 1155 Fangdian Road Pudong New Area ShanghaiAttn.:

Mao Ping (毛平)

Phone: +86 13764795780

Email: mailto:maoping@greenwoodsasset.com

If to Series D Investors:

CMC Beacon Holdings Limited

Unit 3609, The Center, 989 Changle Road

Shanghai 200031, P.R. China

Attn: Zidong Chen

Tel: +86 21 54668282

Fax: +86 21 5466 1250

Tencent Mobility Limited

c/o Tencent Holdings Limited

Level 29, Three Pacific Place

1 Queen’s Road East

Wanchai, Hong Kong

Attention: Compliance and Transactions Department

Email: legalnotice@tencent.com

Cheerford Limited

Room 4801B - 4802, Tower 2, Plaza 66, No. 1366 Nanjing West Road, Shanghai

Phone: +86 21 2032 9362

Email: master@legendcapital.com.cn

EXHIBIT B
DEFINITIONS

“Affiliate”	has the meaning set forth in the Series D Share Purchase Agreement.

“Business Days”	has the meaning set forth in the Series D Share Purchase Agreement.

“Cause”

means the occurrence of any of the following events: (A) the Founder’s or the employee’s commission of any felony or any crime involving fraud or dishonesty under the Laws of the applicable jurisdiction; (B) the Founder’s or the employee’s commission of, or participation in, a fraud or act of dishonesty against any Group Company; (C) the Founder’s or the employee’s intentional, material violation of his duty or any contract or agreement between him and any Group Company which has not been remedied within fifteen (15) days after the written notice from the Company or any Investor (including without limitation the employment related agreements); (D) the Founder or the employee intentional and material damage to any Group Company material property which has not been remedied within fifteen (15) days after the written notice from the Company or any Investor; (E) the Founder’s or the employee’s unauthorized use or disclosure of any Group Company confidential information or trade secrets which results in a Material Adverse Effect on any Group Company; or (F) the Founder’s or the employee’s repeated gross misconduct which has a Material Adverse Effect upon any Group Company and has not been remedied within fifteen (15) days after the written notice from the Company or any Investor.

“CFC”	means controlled foreign corporation as defined in the Code.

“Charter Documents”	has the meaning set forth in the Series D Share Purchase Agreement.

“Class A Ordinary Majority”	means the Class A Ordinary Shareholder(s) holding at least fifty point zero zero percent (50.00%) of the issued and outstanding Class A Ordinary Shares.

“Class A Ordinary Shares”	has the meaning set forth in the Series D Share Purchase Agreement.

“Class A Ordinary Shareholder”	means any direct or indirect holder of the issued and outstanding Class A Ordinary Shares (other than the Class A Ordinary Shares converted from Preferred Shares), who is a Party to this Agreement.

“Class B Ordinary Majority”

means the holder(s) of at least fifty point zero zero percent (50.00%) of the voting power of the issued and outstanding Class B Ordinary Shares (voting together as a single class and on an as-converted basis).

“Class B Ordinary Shares”	has the meaning set forth in the Series D Share Purchase Agreement.

“Class B Ordinary Shareholder”	means any direct or indirect holder of the issued and outstanding Class B Ordinary Shares, who is a Party to this Agreement.

“Class C Ordinary Majority”

means the holder(s) of at least fifty point zero zero percent (50.00%) of the voting power of the issued and outstanding Class C Ordinary Shares (voting together as a single class and on an as-converted basis).

“Class C Ordinary Shares”	has the meaning set forth in the Series D Share Purchase Agreement.

“Class C Ordinary Shareholder”	means any direct or indirect holder of the issued and outstanding Class C Ordinary Shares, who is a Party to this Agreement.

“Class D Ordinary Majority”

means the holder(s) of at least fifty point zero zero percent (50.00%) of the voting power of the issued and outstanding Class D Ordinary Shares (voting together as a single class and on an as-converted basis).

“Class D Ordinary Shares”	has the meaning set forth in the Series D Share Purchase Agreement.

“Class D Ordinary Shareholder”	means any direct or indirect holder of the issued and outstanding Class D Ordinary Shares, who is a Party to this Agreement.

“Class D Ordinary Majority”

means the holder(s) of at least fifty point zero zero percent (50.00%) of the voting power of the issued and outstanding Class D Ordinary Shares (voting together as a single class and on an as-converted basis).

“Closing”	has the meaning set forth in the Series D Share Purchase Agreement.

“Closing Date”	has the meaning set forth in the Series D Share Purchase Agreement.

“CMC Capital”	means CMC Bullet Holdings Limited and its permitted assigns and transferees.

“CMC Competitors”	means Alibaba, Youku Tudou, Baidu, iQiyi, LeTV, Wanda, Huayi, Enlight, Bona, Huace and/or their respective Affiliates.

“CMC Holdings”	means CMC Beacons Holdings Limited and its permitted assigns and transferees.

“Code”	means the United States Internal Revenue Code of 1986, as amended.

“Common Competitor”	means any competitor that is both a CMC Competitor and a Tencent Competitor.

“Control”	has the meaning set forth in the Series D Share Purchase Agreement.

“Control Documents”	has the meaning set forth in the Series D Share Purchase Agreement.

“Covenantors”	has the meaning set forth in the Series D Share Purchase Agreement.

“Designated Companies”	means the Company and its wholly owned Subsidiaries, and Shanghai Entity and its wholly owned Subsidiaries.

“Equity Securities”	has the meaning set forth in the Series D Share Purchase Agreement.

“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended.

“FCPA”	means the Foreign Corrupt Practices Act, as amended, supplemented and otherwise modified from time to time.

“Governmental Authority”	has the meaning set forth in the Series D Share Purchase Agreement.

“Group Company”	has the meaning set forth in the Series D Share Purchase Agreement.

“H Capital”	means H Capital II, L.P. and its permitted assigns and transferees.

“Hong Kong”	has the meaning set forth in the Series D Share Purchase Agreement.

“IFRS”	means the International Financial Reporting Standards.

“Indebtedness”	has the meaning set forth in the Series D Share Purchase Agreement.

“Intellectual Property”	has the meaning set forth in the Series D Share Purchase Agreement.

“Investors”	means collectively, the Series A Investors, Series A+ Investors, the Series B Investors, the Series C Investors, the Series C1 Investors, the Series C2 Investor and the Series D Investors.

“Law”	has the meaning set forth in the Series D Share Purchase Agreement.

“Legend Capital”	means Cheerford Limited and Blissful Day Limited and their permitted assigns and transferees.

“Lien”	has the meaning set forth in the Series D Share Purchase Agreement.

“Lighthouse”	means Lighthouse Venture International, Inc. and Lighthouse Capital International Inc.

“Liquidation Event”	has the meaning set forth in the Memorandum and Articles.

“Loyal Valley”	means STARRY CONCEPT GROUP LIMITED and SUNRISE VIEW INVESTMENTS LIMITED and their permitted assigns and transferees.

“Macau”	has the meaning set forth in the Series D Share Purchase Agreement.

“Majority Preferred Directors”	means any four (4) out of all of the Preferred Directors.

“Memorandum and Articles”	has the meaning set forth in the Series D Share Purchase Agreement.

“New Shares”	means any Equity Securities of the Company issued after the Closing, except for:

(i)            Class A Ordinary Shares or option to acquire any Class A Ordinary Shares, issued to employees, officers, consultants or directors of the Company pursuant to the ESOP as approved by the Board (including the affirmative vote of the Majority Preferred Directors), up to 19,445,106 Class A Ordinary Shares (or 7.60% of the total issued share capital of the Company on a fully diluted and as-converted basis immediately after the Closing);

(ii) Class A Ordinary Shares issued upon conversion of the Preferred Shares, the Class D Ordinary Shares, the Class C Ordinary Shares or the Class B Ordinary Shares;

(iii) Class A Ordinary Shares issued as a dividend or distribution on the Preferred Shares, the Class D Ordinary Shares, the Class C Ordinary Shares or the Class B Ordinary Shares;

(iv)          Equity Securities of the Company issued in connection with any share split, share dividend, combination, subdivision, or similar transaction of the Company that does not change the relative shareholding percentage of the Shareholders;

(v) Equity Securities of the Company issued in an initial public offering of the Company;

(vi) Equity Securities issuable pursuant to the Series D Share Purchase Agreement; and

(viii)        Equity Securities issued for the purpose of obtaining financing or financial leasing by financial institutions as approved by the Board (including the affirmative vote of the Majority Preferred Directors).

“Ordinary Majority”

the holder(s) of at least fifty point zero zero percent (50.00%) of the voting power of the issued and outstanding Class A Ordinary Shares, Class B Ordinary Shares, Class C Ordinary Shares and Class D Ordinary (voting together as a single class and on an as-converted basis), held or beneficially owned by the employees of the Group Companies.

“Permitted Transferees”	with respect to a Founder, means such Founder’s spouse, parent or child, or trusts for the benefit of the aforesaid Persons.

“Person”	has the meaning set forth in the Series D Share Purchase Agreement.

“PFIC”	means a passive foreign investment company as defined in the Code.

“PRC”	has the meaning set forth in the Series D Share Purchase Agreement.

“Preferred Majority”

means collectively, the Series A Preferred Majority, the Series A+ Preferred Majority, the Series B Preferred Majority, the Series C Preferred Majority, the Series C1/C2 Preferred Majority and the Series D Preferred Majority.

“Preferred Shareholder”	means the holder of Preferred Shares.

“Preferred Shares”

means collectively, the Series A Preferred Shares, the Series A+ Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C1 Preferred Shares, the Series C2 Preferred Shares and the Series D Preferred Shares.

“Principal Business”	has the meaning set forth in the Series D Share Purchase Agreement.

“QIPO”

means a firm underwritten public offering of the Class A Ordinary Shares of the Company or any other Group Companies in the U.S. by a major underwriter that has been registered under the Securities Act of 1933, as amended, with a minimum market capitalization of US$3 billion and net proceeds to the Company in excess of US$150 million (excluding underwriting discounts, commissions and expenses), or in a similar public offering of Class A Ordinary Shares in a jurisdiction and on a recognized securities exchange outside the U.S. acceptable to the Investors; provided that such public offering in terms of market capitalization, offering proceeds and regulatory approval is reasonably equivalent to the aforementioned public offering in the U.S.

“Related Party”	has the meaning set forth in the Series D Share Purchase Agreement.

“Restricted Shares”	means the Founder Restricted Shares and the Employee Restricted Shares.

“Series A Closing Date”	means November 3, 2014.

“Series A Preferred Majority”

means the holder(s) of at least fifty point zero zero percent (50.00%) of the voting power of the issued and outstanding Series A Preferred Shares (voting together as a single class and on an as-converted basis).

“Series A Preferred Shareholder”	means any direct or indirect holder of the issued and outstanding Series A Preferred Shares.

“Series A Preferred Shares”	means the Company's series A preferred shares of par value US$0.0001 each, of the Company.

“Series A+ Preferred Majority”

means the holder(s) of at least fifty point zero zero percent (50.00%) of the voting power of the issued and outstanding Series A+ Preferred Shares (voting together as a single class and on an as-converted basis).

“Series A+ Preferred Shareholder”	means any direct or indirect holder of the issued and outstanding Series A+ Preferred Shares.

“Series A+ Preferred Shares”	means the Company’s series A+ preferred shares of par value US$0.0001 each, of the Company.

“Series B Preferred Majority”

means the holder(s) of at least fifty point zero zero percent (50.00%) of the voting power of the issued and outstanding Series B Preferred Shares (voting together as a single class and on an as-converted basis).

“Series B Preferred Shareholder”	means any direct or indirect holder of the issued and outstanding Series B Preferred Shares.

“Series B Preferred Shares”	means the Company’s series B preferred shares of par value US$0.0001 each, of the Company.

“Series C Preferred Majority”

means the holder(s) of at least six-one point zero zero percent (61.00%) (no rounding up or down) of the voting power of the issued and outstanding Series C Preferred Shares (voting together as a single class and on an as-converted basis).

“Series C Preferred Shareholder”	means any direct or indirect holder of the issued and outstanding Series C Preferred Shares.

“Series C Preferred Shares”	means the Company’s series C preferred shares of par value US$0.0001 each, of the Company.

“Series C1/C2 Preferred Majority”

means the holder(s) of at least eighty point zero zero percent (80.00%) of the voting power of the issued and outstanding Series C1 Preferred Shares and Series C2 Preferred Shares (voting together as a single class and on an as-converted basis).

“Series C1 Preferred Shareholder”	means any direct or indirect holder of the issued and outstanding Series C1 Preferred Shares.

“Series C1 Preferred Shares”	means the series C1 preferred shares of par value US$0.0001 each, of the Company.

“Series C2 Preferred Shareholder”	means any direct or indirect holder of the issued and outstanding Series C2 Preferred Shares.

“Series C2 Preferred Shares”	means the series C2 preferred shares of par value US$0.0001 each, of the Company.

“Series D Preferred Majority”

means the holder(s) of at least fifty point zero zero percent (50.00%) of the voting power of the issued and outstanding Series D Preferred Shares (voting together as a single class and on an as-converted basis).

“Series D Preferred Shareholder”	means any direct or indirect holder of the issued and outstanding Series D Preferred Shares.

“Series D Preferred Shares”	means the Company’s Series D1 Preferred Shares and Series D2 Preferred Shares.

“Series D1 Preferred Shares”	means the Company’s series D1 preferred shares of par value US$0.0001 each, of the Company.

“Series D2 Preferred Shares”	means the Company’s series D2 preferred shares of par value US$0.0001 each, of the Company.

“Shares”	means a share or shares in the Company and includes a fraction of a share.

“Shareholders”	means the holder of the Shares.

“Subsidiary”	has the meaning set forth in the Series D Share Purchase Agreement.

“Tencent”	means OPHB Limited and its permitted assigns and transferees.

“Tencent Competitors”

means Baidu, Inc., Alibaba Group Holding Ltd, 浙江蚂蚁小 微金融服务集团股份有限公司 (Zhejiang Ant Small and Micro Financial Services Group Co., Ltd.), iQiyi.com Inc. and/or Youku Tudou Inc. and/or their respective Affiliates.

“Tiger”	means Internet Fund III Pte. Ltd. and its permitted assigns and transferees.

“Trade Sale”	means any of the following events:

(i)            the acquisition of any Group Company (whether by a sale of equity, merger or consolidation) in which in excess of 50% of such Group Company’s voting power outstanding before such transaction is transferred (excluding any transaction effected solely for tax purposes or to change the Company or any other Group Company’s domicile);

(ii) the sale, transfer or other disposition of all or substantially all of the assets or Intellectual Properties of any Group Company; or

(iii) the exclusive licensing of all or substantially all of any Group Company’s Intellectual Properties.

“U.S.”	means the United States of America.

“US$”	means the lawful currency of the United States of America.

In addition, the following terms shall have the meanings defined for such terms in the Sections or Exhibits set forth below:

“Agreement”	Preamble
“Approved Sale”	Section 5.1(i)
“Approved Sale Date”	Section 5.3
“Board”	Section 2.1(i)
“CMC/Tencent Shareholder”	Section 2.5
“Co-Sale Shares”	Section 3.2(i) of Exhibit E
“Company”	Preamble
“Domestic Company”	Part VIII of Exhibit A
“Direct U.S. Investor”	Section 6.4(iii)
“Drag-Along Notice”	Section 5.3
“Drag-Along Shareholders”	Section 5.1
“Dragged Shareholders”	Section 5.1
“Early Departure Event”	Section 2.2 of Exhibit D
“Early Departing Person”	Section 2.2 of Exhibit D
“Employee Restricted Shares”	Section 4.2
“ESOP “	Section 6.8(i)
“Founder”	Part VII of Exhibit A
“Founder 1”	Part VII of Exhibit A
“Founder 2”	Part VII of Exhibit A
“Founder 3”	Part VII of Exhibit A
“Founder 4”	Part VII of Exhibit A
“Founder 5”	Part VII of Exhibit A
“Founder 6”	Part VII of Exhibit A
“Founder Holdco”	Part VII of Exhibit A
“Founder 1 Holdco”	Part VII of Exhibit A
“Founder 2 Holdco”	Part VII of Exhibit A
“Founder 3 Holdco”	Part VII of Exhibit A
“Founder 4 Holdco”	Part VII of Exhibit A
“Founder 5 Holdco”	Part VII of Exhibit A
“Founder 6 Holdco”	Part VII of Exhibit A
“Founder Parties”	Preamble
“Founder Restricted Shares”	Section 4.1
“HK Holding Company”	Part VIII of Exhibit A
“IDG Director”	Section 2.1 (i)(a)
“Indirect U.S. Investor”	Section 6.4(iii)
“Issuance Notice”	Section 1.2(i) of Exhibit E
“Issuance Shares”	Section 1.1 of Exhibit E
“LC Director”	Section 2.1 (i)(d)
“Loyal Valley Director”	Section 2.1 (i)(b)
“Major Subsidiary”	Preamble
“Onshore Transfer”	Section 2.2 of Exhibit D
“Ordinary Directors”	Section 2.1 (i)(e)
“Over-Allotment Issuance Shares”	Section 1 .2(iii) of Exhibit E
“Over-Allotment Transfer Shares”	Section 2.2(iii) of Exhibit E
“Party”	Preamble

“PFIC Shareholder”	Section 6.4(iii)
“Potential Purchaser”	Section 5.1(i)
“Potential Subscriber”	Section 1.1 of Exhibit E
“Potential Transferee”	Section 2.1 of Exhibit E
“PR Holder”	Section 1.1 of Exhibit E
“PRC Companies”	Section 2.2 of Exhibit D
“Preemptive Right”	Section 1.1 of Exhibit E
“Preferred Directors”	Section 2.1 (i)(d)
“Purchasing PR Holder”	Section 1 .2(iii) of Exhibit E
“Qiming Director”	Section 2.1 (i)(b)
“Repurchase Option”	Section 2.2 of Exhibit D
“Repurchase Price”	Section 2.2 of Exhibit D
“Restriction Period”	Section 3.8
“Right of First Refusal”	Section 2.1 of Exhibit E
“ROCS Holder”	Section 3.1 of Exhibit E
“ROFR Holder”	Section 2.1 of Exhibit E
“ROFR Holder Exercise Period”	Section 2.2(ii) of Exhibit E
“Right of Co-Sale”	Section 3.1 of Exhibit E
“Series A Investor”	Preamble
“Series A+ Investor”	Preamble
“Series B Investor”	Preamble
“Series C Investor”	Preamble
“Series C1 Investor”	Preamble
“Series C2 Investor”	Preamble
“Series D Investor”	Preamble
“Shanghai Entity”	Part VIII of Exhibit A
“Series D Share Purchase Agreement”	Recitals
“Signing Date”	Preamble
“Subsidiary Board”	Section 2.1 (iii)
“Special Event”	Section 1 of Exhibit C
“Special Transfer Shares”	Section 2, 2A, 2B or 2C of Exhibit E
“Special Transfor”	Section 2, 2A, 2B or 2C of Exhibit E
“Tencent Director”	Section 2.1 (i)(c)
“Tencent’s Right of First Refusal”	Section 2A of Exhibit E
“Transfer Notice”	Section 2.2(i) of Exhibit E
“UNCITRAL Rules”	Section 8.2(ii)
“Unreleased Repurchase Shares”	Section 2.2 of Exhibit D
“WFOE”	Part VIII of Exhibit A

***

EXHIBIT C
PROTECTIVE PROVISIONS

1.                                      Acts of the Group Companies Requiring Approval of Preferred Majority.

(i)                                     any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Shares, the Class D Ordinary Shares, the Class C Ordinary Shares or the Class B Ordinary Shares;

(ii)                                  any authorization, creation, designation or issuance, whether by reclassification or otherwise, of any new class or series of stock or any other equity or debt securities convertible into Equity Securities of any Group Company ranking on a parity with or senior to the Preferred Shares in terms of right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

(iii)                               any amendment, alteration, or repeal of any provision of the Charter Documents of any Group Company that alters, changes, or otherwise that might have an adverse impact on, the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Shareholders, the Class D Ordinary Shareholders, the Class C Ordinary Shareholders, or the Class B Ordinary Shareholders;

(iv)                              any issuance or sale of any Equity Securities or debt security of any Group Company;

(v)                                 any Trade Sale;

(vi)                              any Liquidation Event;

(vii)                           any declaration, authorization for payment or payment of a dividend on the Class A Ordinary Shares (other than a dividend payable solely in Class A Ordinary Shares where the Preferred Shareholders would proportionately be entitled to such dividend on an as-converted basis);

(viii)                        any appointment of any directors of any Group Company or change of the board size of any Group Company;

(ix)                              any change in the equity ownership of any Domestic Company or any amendment, modification, waiver, material change, or termination under any of the Control Documents (other than amendments to be made due to adding the nominees of the Investors as the signing parties);

(x)                                 any approval of initial public offering of any Group Company;

(xi)                              any reduction of the number of authorized or issued shares in the share capital of the Company (including without limitation, repurchase of any Shares), except pursuant to a redemption right of the Preferred Shares or the exercise of the repurchase option on the termination of employment of a participant of the ESOP or the Repurchases (as defined in the Series D Share Purchase Agreement);

(xii)                           effecting any merger, spin-off, consolidation, scheme of arrangement, reorganization or sale of all or substantially all of the assets of any Group Company;

(xiii)                        any amendment or waiver of any provisions of the Company’s Memorandum and Articles or the charter documents of any other Group Companies;

(xiv)                       the appointment of a receiver, administrator or other form of external manager for the liquidation or dissolution or winding of the Company or the passing of any resolution of the directors or the shareholders in respect thereof;

(xv)                          any change in the principal business of any Group Company; and

(xvi)                       any agreement, whether in writing or otherwise, to do any of the foregoing.

Notwithstanding anything to the contrary contained herein, the transfer or adjustment of the businesses among the Designated Companies only, the change in the equity ownership among the Designated Companies only and the sale, transfer, license, charge, encumber or disposal of the assets, including the intellectual property, among the Designated Companies only (any of the above events, a “Special Event”), in each case the amount shall not be in excess of US$300,000, shall not require approvals of the Preferred Majority. For the avoidance of doubt, the Special Events set forth above shall be reported to the Board prior to the consummation.

2.                                      Acts of the WFOE Requiring Approval of Preferred Majority.

(i)                                     any amendment of the Charter Documents of the WFOE;

(ii)                                  any winding up, liquidation or dissolution of the WFOE;

(iii)                               any increase or decrease in the registered capital of, or transfer of profits from the WFOE;

(iv)                              any disposal of all or substantial assets of the WFOE or merger or consolidation of the WFOE with other entities;

(v)                                 any material change in the business scope of the WFOE; and

(vi)                              any appointment of the general manger (or equivalent position) of the WFOE.

Notwithstanding anything to the contrary contained herein, the transfer or adjustment of the businesses among the Designated Companies only, the change in the equity ownership among the Designated Companies only and the sale, transfer, license, charge, encumber or disposal of the assets, including the intellectual property, among the Designated Companies only, in each case the amount shall not be in excess of US$300,000, shall not require approvals of the Preferred Majority. For the avoidance of doubt, the Special Events set forth above shall be reported to the Board prior to the consummation

3.                                      Acts of the Group Companies Requiring Approval of Majority Preferred Directors.

(i)                                     any redemption or repurchase or cancellation of any Equity Securities of any Group Company (excluding Shares repurchased upon termination of an employee or consultant pursuant to the ESOP);

(ii)                                  any purchase or lease by any Group Company of any motor vehicle valued in excess of US$25,000;

(iii)                               any increase in remuneration of any of the top five (5) most highly remunerated employees of any Group Company by more than 15% in any twelve (12) month period;

(iv)                              any cessation to conduct or any substantive change in the business of any Group Company;

(v)                                 any approval of or any change exceeding 5% to the annual budget;

(vi)                              the adoption or amendment of an equity incentive plan, or equivalent, for the benefit of the Company’s employees, directors and consultants and the amendment to any terms and conditions thereof;

(vii)                           cease to conduct or carry on the business of the Company and/or its subsidiary substantially as now conducted or change any part of its business activities;

(vii)                           sell or dispose of the whole or a substantial part of the undertaking goodwill or the assets of the Company and/or any subsidiary;

(viii)                        make any distribution of profits amongst the shareholders by way of dividend, (interim and final) capitalization of reserves or otherwise;

(ix)                              settle or alter the terms of any bonus or profit sharing scheme or any employee share option or share participation schemes;

(x)                                 amendment of the accounting policies previously adopted or change the financial year of the Company;

(xi)                              appoint or change the auditors of the Company and/or any subsidiary;

(xii)                           make any investment or incur any commitment in excess of US$1,000,000 at any time in respect of any one transaction or in excess of US$6,000,000 at any time in related transactions in any financial year of the Company and/or any subsidiary;

(xiii)                        borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(xiv)                       create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) on all or any of the undertaking, assets or rights of the Company and/or any subsidiary except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business not exceeding US$1,000,000 (or its equivalent in other currency or currencies) or in excess of US$6,000,000 at any time in any financial year;

(xv)                          sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by the Company and/or subsidiary;

(xvi)                       approve or make adjustments or modifications to terms of transactions involving the interest of any director or non-investor shareholder of the Company and/or its subsidiaries, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or non-investor shareholder of the Company/and/or its subsidiaries exceeds US$100,000;

(xvii)                    acquire any share capital or other securities of anybody corporate in excess of US$1,000,000 or the establishment of any brands;

(xvii)                    dispose or dilute the Company’s interest, directly or indirectly, in any of its subsidiaries;

(xix)                       approve any transfer of the Class A Ordinary shares in the Company or any of its subsidiaries held by non-investors;

(xx)                          any agreement, whether in writing or otherwise, to do any of the foregoing.

Notwithstanding anything to the contrary contained herein, the transfer or adjustment of the businesses among the Designated Companies only, the change in the equity ownership among the Designated Companies only and the sale, transfer, license, charge, encumber or disposal of the assets, including the intellectual property, among the Designated Companies only, in each case the amount shall not be in excess of US$300,000, shall not require approvals of the Majority Preferred Directors. For the avoidance of doubt, the Special Events set forth above shall be reported to the Board prior to the consummation.

EXHIBIT D
TERMS OF THE RESTRICTED SHARES

All reference in this Exhibit to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Exhibit, unless explicitly stated otherwise.

1.                                      REPURCHASE SCHEDULE.

1.1          Founder Restricted Shares. Unless otherwise determined by the Board (including the affirmative vote of the Majority Preferred Directors), the Founder Restricted Shares held by a Founder or his/her Founder Holdco shall be released from the repurchase herein according to the following repurchased schedule, for so long as such Founder remains as a full-time employee of a Group Company:

(a)           with respect to the Founder Restricted Shares owned by such Founder or his/her Founder Holdco as of the Series A Closing Date, 25% of such Founder Restricted Shares will be released from the repurchase on the first (1st) anniversary of the date of commencement of such Founder’s employment with a Group Company (with respect to the Founder 1, Founder 3, Founder 4 and Founder 5, the date on which each of them commenced his/her employment with a Group Company shall be June 19, 2013, with respect to Founder 2, the date on which he commenced his employment with a Group Company shall be November 17, 2014; and with respect to Founder 6, the date on which she commenced her employment with a Group Company shall be November 17, 2014), and the remaining Founder Restricted Shares will be released from the repurchase annually on the last day of each annual interval in equal installments over the next three (3) years;

(b)           with respect to the Founder Restricted Shares (except for the Class A Ordinary Shares acquired after November 17, 2014 by the Founder 6 or the Founder 6 Holdco) acquired by such Founder or his/her Founder Holdco after the Series A Closing Date and, 25% of such Founder Restricted Shares will be released from the repurchase on the first (1st) anniversary of the date on which such Founder or Founder Holdco acquired such Founder Restricted Shares, and the remaining Founder Restricted Shares will be released from the repurchase annually in equal installments over the next three (3) years. With respect to the Class A Ordinary Shares acquired after November 17, 2014 by the Founder 6 or the Founder 6 Holdco, 25% of such Founder Restricted Shares will be released from the repurchase on November 17, 2015, and the remaining Founder Restricted Shares will be released from the repurchase annually in equal installments over the next three (3) years.

As of the date hereof, the Founder Restricted Shares held by each Founder are as follows:

Founder	Released Repurchase Shares held by the Founder as of the date hereof	Unreleased Repurchase Shares held by the Founder as of the date hereof
Xu Yi (徐逸)	22,235,973	7,149,835
Chen Rui (陈睿)	20,079,257	7,282,861
Cao Xi (曹汐)	1,346,000	320,000
Wei Qian (韦倩)	510,000	170,000
Lam Wai Hong (林伟雄)	4,143,000	1,300,000
Li Ni (李旎)	2,000,000	2,800,000

1.2          Employee Restricted Shares. Unless otherwise determined by the Board (including the affirmative vote of the Majority Preferred Directors), the Employee Restricted Shares held by an employee shall become vested and be released from all restrictions herein according to the following vesting schedule, for so long as such employee remains as a full-time employee of a Group Company:

(a)           25% of the Employee Restricted Shares in respect of such employee will vest on the first (1st) anniversary of the date when such Employee Restricted Shares were issued to such employee,

(b)           the remaining 75% of the Employee Restricted Shares in respect of such employee will vest annually on the last day of each annual interval in equal installments over the next three (3) years.

2.                                      RESTRICTIONS.

2.1          Transfer Restrictions. The Founders shall not, and the Covenantors shall cause that the employees holding the Employee Restricted Shares shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, donate, mortgage, encumber or otherwise dispose of to any Person any Restricted Share that has not become released from the repurchase in accordance with Section 1 above.

2.2          Repurchase. In the event that the employment relationship of any Founder or any employee (the “Early Departing Person”) with the relevant Group Company is voluntarily terminated or terminated for Cause before all the Restricted Shares in respect thereof become released from the repurchase in accordance with Section 1 (the “Early Departure Event”), then the Company shall have the option (the “Repurchase Option”) to repurchase the Restricted Shares in respect of such Early Departing Person that have not yet become released from the repurchase in accordance with Section 1 at the time of the Early Departure Event (the “Unreleased Repurchase Shares”) at a per share purchase price (the “Repurchase Price”) equal to the issue price paid for such Restricted Shares by such Early Departing Person.

The determination of a termination of the employment of a Founder or an employee by any Group Company or that such termination is either for Cause or without Cause will be made in good faith by the Board of the Company; provided that, if the Founder whose employment is terminated is a director of the Board or any director of the Board is appointed by such Founder, such Founder or the director appointed by such Founder shall abstain from voting with respect to such determination. For the avoidance of doubt, upon the exercise of the Repurchase Option by the Company, the equity interests of the Group Companies incorporated in the PRC (the “PRC Companies”) held directly or indirectly by a Founder who is an Early Departing Person, which are in proportion to the Unreleased Repurchase Shares that are repurchased by the Company shall be transferred to a Person designated by the Company and approved by the Majority Preferred Directors, at the lowest price that are permitted by the applicable Law (each such transfer, the “Onshore Transfer”), and such Onshore Transfer shall be completed concurrently with the consummation of the repurchase of the Unreleased Repurchase Shares. In any such event, upon written request from the Majority Preferred Directors, the Company shall immediately without any delay take all actions necessary to cause each of such PRC Companies to complete the Onshore Transfer, and such Founder shall: (i) vote or give his/her written consent with respect to all equity interests of such PRC Companies directly or indirectly held by him/her, and cause any director of such PRC Companies appointed by him/her to vote, in favor of the Onshore Transfer and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of the Onshore Transfer; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to or in connection with the Onshore Transfer; (iii) transfer equity interests of such PRC Companies directly or indirectly held by him/her which shall be in proportion to the Unreleased Repurchase Shares that are repurchased by the Company hereto to a Person designated by the Company and approved by the Majority Preferred Directors; (iv) adjust the composition of the board of each of the Group Companies, and (v) take all actions necessary to consummate the Onshore Transfer and adjustment of the composition of the board of each of the Group Companies.

2.3          Acceleration of Release. In any event that (i) there is a QIPO, or (ii) there is a Trade Sale, upon the unanimous approval of all Shareholders, the Repurchase Option with respect to the Founder Restricted Shares shall lapse and all the Founder Restricted Shares subject to Repurchase Option shall immediately become fully released. No accelerated release shall be allowed for any Employee Restricted Shares.

3.                                      PROCEDURE.

The Company may exercise the Repurchase Option by delivering a written notice to the Early Departing Person upon the occurrence of an Early Departure Event. Within thirty (30) days from the Early Departing Person’s receipt of such written notice from the Company, such Early Departing Person shall sell all the Unreleased Repurchase Shares directly or indirectly held by him/her to the Company for the applicable Repurchase Price.

4.                                      INDIRECT HOLDING.

For the avoidance of doubts, the Restricted Shares shall include all Class A Ordinary Shares indirectly owned by the Early Departing Person through one or more levels of holding companies, and the numbers of such Class A Ordinary Shares indirectly owned shall be equal to the number of Class A Ordinary Shares the Early Departing Person would receive if all such holding companies were to distribute all their assets to their shareholders in accordance with such shareholders’ respective shareholding percentage. Each such holding companies and their respective shareholders shall take all necessary actions to effect the repurchase of the Unreleased Repurchase Shares indirectly owned through those holding companies and the intended reduction of the shareholding percentage of the Early Departing Person in the Company. For the avoidance of doubts, in exercising its Repurchase Option in respect of Unreleased Repurchase Shares indirectly owned by the Early Departing Person, the Company shall be entitled to repurchase such Unreleased Repurchase Shares from the holding companies which directly hold such Unreleased Repurchase Shares and such rights shall not be affected whether other shareholders’ shareholding percentage are adversely affected in the event that such Early Departing Person also indirectly owns Class A Ordinary Shares through such holding companies.

EXHIBIT E
TERMS OF THE PREEMPTIVE RIGHTS, RIGHT OF FIRST REFUSAL AND
RIGHT OF CO-SALE

All reference in this Exhibit to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Exhibit, unless explicitly stated otherwise.

1.                                      PREEMPTIVE RIGHT

1.1                               Preemptive Right. Subject to Section 2.2 of this Agreement and other than in a QIPO, each of the Preferred Shareholders, the Class D Ordinary Shareholders, Class C Ordinary Shareholder and Class B Ordinary Shareholders (each, a “PR Holder”) shall have a right (the “Preemptive Right”) (but not an obligation) to purchase all or part of its pro rata share, based on its percentage of the issued and outstanding Class A Ordinary Shares, calculated on an as-converted basis, of any New Shares (the “Issuance Shares”) that the Company may, from time to time after the Closing, propose to issue to any potential purchaser (the “Potential Subscriber”) as set forth in this Section 1.

1.2                               Procedure.

(i)                                     Issuance Notice. If the Company proposes to issue any New Shares, it shall give each PR Holder a written notice (an “Issuance Notice”) of such intention, describing (i) type and number of the New Shares to be issued, (ii) identity of the Potential Subscriber, and (iii) price and other material terms and conditions upon which the Company proposes to issue such Issuance Shares.

(ii)                                  Exercise. Each PR Holder shall have fifteen (15) days after the receipt of the Issuance Notice to irrevocably elect to purchase all or a portion of its initial pro rata share of the Issuance Shares on the same price and terms and conditions as indicated on the Issuance Notice by notifying the Company in writing of the number of Issuance Shares to be purchased. For the purposes of the Preemptive Right, each PR Holder’s “initial pro rata share” shall be determined according to the aggregate number of all Shares held by such PR Holder (excluding the Class A Ordinary Shares held by any PR Holder that is a Founder Holdco) on the date of the Issuance Notice in relation to the aggregate number of all Shares then issued and outstanding on such date (calculated on an as-converted basis, excluding the Class A Ordinary Shares held by any PR Holder that is a Founder Holdco).

(iii)                               Over-Allotment. If the any PR Holder fails to elect to purchase all of its initial pro rata share of the Issuance Shares, then such unpurchased Issuance Shares (“Over-Allotment Issuance Shares”) shall be made available to each PR Holder who has elected to purchase all of its initial pro rata share of the Issuance Shares for over-allotment (the “Purchasing PR Holder”). The Company shall deliver an over-allotment notice to each Purchasing PR Holder to inform them of the aggregate number of Over-Allotment Issuance Shares that are available for over-allotment. Each Purchasing PR Holder shall have five (5) days after the receipt of such over-allotment notice to irrevocably elect to purchase all or a portion of the Over-Allotment Issuance Shares on the same price as indicated on the Issuance Notice by notifying the Company in writing of the number of Over-Allotment Issuance Shares to be purchased. If the aggregate number of the Over-Allotment Issuance Shares elected to be purchased by all Purchasing PR Holders in response to such over-allotment notice exceeds the aggregate number of the Over-Allotment Issuance Shares that are available for over-allotment, then the Over-Allotment Issuance Shares shall be allocated among Purchasing PR Holders by allocating to each Purchasing PR Holder the lesser of (A) the difference between the number of Over-Allotment Issuance Shares it elects to purchase and the aggregate number of Over-Allotment Issuance Shares that has already been allocated to it, and (B) its over-allotment pro rata share of the Over-Allotment Issuance Shares that has not yet been allocated, which allocation step shall be repeated until all Over-Allotment Issuance Shares are allocated among the Purchasing PR Holders. Each Purchasing PR Holder who has been allocated all the Over-Allotment Issuance Shares that it has elected to purchase shall cease to participate in any subsequent allocation step. For the purposes of determining the allocation of Over-Allotment Issuance Shares that a Purchasing PR Holder will receive in each allocation step, such Purchasing PR Holder’s “over-allotment pro rata share” shall be determined according to the aggregate number of all Shares held by such Purchasing PR Holder (excluding the Class A Ordinary Shares held by any PR Holder that is a Founder Holdco) on the date of the Issuance Notice in relation to the aggregate number of all Shares held by all Purchasing PR Holders who participate in such allocation step on such date (excluding the Class A Ordinary Shares held by any PR Holder that is a Founder Holdco).

(iv)                              Closing. If any PR Holder elects to purchase Issuance Shares, then payment for the Issuance Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against allotment of such Issuance Shares to be purchased, at a place and time agreed to by the Company and the PR Holders that have elected to purchase a majority of the Issuance Shares; provided that the scheduled time for closing shall not be later than thirty (30) days following the expiration of the last period during which any PR Holder may elect to purchase any Issuance Share (including Over-Allotment Issuance Share).

1.3                               Permitted Issuance to Potential Subscriber. For a period of ninety (90) days following the expiration of the last period during which any PR Holder may elect to purchase any Issuance Share (including Over-Allotment Issuance Share), the Company may issue any Issuance Shares with respect to which the PR Holders’ Preemptive Rights were not exercised, to the Potential Subscriber identified in the Issuance Notice and at a price and upon terms not more favorable than those specified in the Issuance Notice. In the event the Company has not issued such Issuance Shares within such ninety (90) day period, the Company shall not thereafter issue any New Shares, without first again complying with the terms of this Section 1.3.

2.                                      RIGHT OF FIRST REFUSAL.

2.1                               Right of First Refusal. Each of the Preferred Shareholders, the Class D Ordinary Shareholders, Class C Ordinary Shareholder and Class B Ordinary Shareholders (each, a “ROFR Holder”) shall, subordinate to any right of first refusal of Tencent and/or CMC Holdings pursuant to Section 2A, 2B or 2C, have a right (the “Right of First Refusal”) to purchase all or any portion of the Shares that the Founder Parties or any Class A Ordinary Shareholder (a “Transferor”) may propose to transfer (such Shares, the “Transfer Shares”), directly or indirectly, in whole or in part, to any potential transferee (the “Potential Transferee”) as set forth in this Section 2.

2.2                               Procedure.

(i)                                     Transfer Notice. If any Transferor proposes to transfer any Transfer Shares to any Potential Transferee, then the Transferor shall give the Company and each ROFR Holder a written notice (the “Transfer Notice”) of such intention, describing (i) type and number of the Transfer Shares to be transferred, (ii) identity of the Potential Transferee, and (iii) price and other material terms and conditions upon which the Transferor proposes to transfer such Transfer Shares. The Transfer Notice shall certify that the Transferor has received a definitive offer from the Potential Transferee on the terms set forth in the Transfer Notice.

(ii)                                  ROFR Holder’s Exercise. Each ROFR Holder shall have fifteen (15) days after the receipt of the Transfer Notice (the “ROFR Holder Exercise Period”) to irrevocably elect to purchase all or portion of its initial pro rata share of the Transfer Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice by notifying the Transferor and the Company in writing of the number of Transfer Shares to be purchased. For the purposes of the ROFR Holder Right of First Refusal, each ROFR Holder’s “initial pro rata share” shall be determined according to (x) the aggregate number of all Shares held by such ROFR Holder (excluding the Class A Ordinary Shares held by any ROFR Holder that is a Founder Holdco) on the date of the Transfer Notice in relation to (y) the aggregate number of all Shares held by all ROFR Holders on such date (excluding the Class A Ordinary Shares held by any ROFR Holder that is a Founder Holdco).

(iii)                               Over-Allotment. If the ROFR Holders fail to elect to purchase all the Transfer Shares, then such unpurchased Transfer Shares (“Over-Allotment Transfer Shares”) shall be made available to each ROFR Holder who has elected to purchase all of its initial pro rata share of the Transfer Shares for over-allotment. The Transferor shall deliver an over-allotment notice to the Company and each such ROFR Holder to inform them of the aggregate number of Over-Allotment Transfer Shares that are available for over-allotment. Each of such ROFR Holders shall have five (5) days after the receipt of such over-allotment notice to irrevocably elect to purchase all or portion of the Over-Allotment Transfer Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice by notifying the Transferor and the Company in writing of the number of Over-Allotment Transfer Shares to be purchased. If the aggregate number of the Over-Allotment Transfer Shares elected to be purchased by all such ROFR Holders in response to such over-allotment notice exceeds the aggregate number of the Over-Allotment Transfer Shares that are available for over-allotment, then the number of the Over-Allotment Transfer Shares shall be allocated to such ROFR Holders by allocating to each such ROFR Holders the lesser of (A) the difference between the number of Over-Allotment Transfer Shares it elects to purchase and the aggregate number of Over-Allotment Transfer Shares that has already been allocated to it, and (B) its over-allotment pro rata share of the Over-Allotment Transfer Shares that has not yet been allocated, which allocation step shall be repeated until all Over-Allotment Transfer Shares are allocated. Each such ROFR Holder who has been allocated all the Over-Allotment Transfer Shares that it has elected to purchase shall cease to participate in any subsequent allocation step. For the purposes of determining the allocation of Over-Allotment Transfer Shares that a ROFR Holders will receive in each allocation step, such ROFR Holder’s “over-allotment pro rata share” shall be determined according to (x) the aggregate number of all Shares held by such ROFR Holder (excluding the Class A Ordinary Shares held by any ROFR Holder that is a Founder Holdco) on the date of the Transfer Notice in relation to (y) the aggregate number of all Shares held by all ROFR Holders who participate in such allocation step on such date (excluding the Class A Ordinary Shares held by any ROFR Holder that is a Founder Holdco).

(iv)                              Closing. If any ROFR Holder elects to purchase the Transfer Shares, then the payment for the Transfer Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against allotment of such Transfer Shares to be purchased, at a place and time agreed by the Transferor and the ROFR Holders that have elected to purchase a majority of the Transfer Shares to be purchased by the ROFR Holders, provided that the scheduled time for closing shall not be later than thirty (30) days following the expiration of the last period during which any ROFR Holder may elect to purchase any Transfer Share (including Over-Allotment Transfer Share) in each case, and the scheduled place shall be the business address of the Company absent such agreement on the place.

2A.                             TENCENT’S RIGHT OF FIRST REFUSAL.

2A.1                      Right of First Refusal. Subject to Section 2C below, Tencent shall have a right (the “Tencent’s Right of First Refusal”), in priority to any right of first refusal of the ROFR Holders pursuant to Section 2.1, to purchase all but not less than all of the Shares that any Shareholder (a “Special Transferor”, for the purpose of this Section 2A) may propose to transfer (such Shares, the “Special Transfer Shares”, for the purpose of this Section 2A), directly or indirectly, in whole or in part, to any Tencent Competitor.

2A.2                      Procedure.

(i)                                     Transfer Notice. If any Special Transferor proposes to transfer any Special Transfer Shares to any Tencent Competitor, then the Special Transferor shall give the Company and Tencent a Transfer Notice of such intention, describing (i) type and number of the Special Transfer Shares to be transferred, and the type and number of any of the shares the Special Transferor holds at the time, (ii) identity of the Tencent Competitor, and (iii) price and other material terms and conditions upon which the Special Transferor proposes to transfer such Special Transfer Shares. The Transfer Notice shall certify that the Special Transferor has received a definitive offer from the Tencent Competitor on the terms set forth in the Transfer Notice.

(ii)                                  Tencent’s Exercise. Tencent shall have fifteen (15) days after the receipt of the Transfer Notice (the “Tencent’s Right of First Refusal Period”) to irrevocably elect to purchase all but not less than all of the Special Transfer Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice by notifying the Special Transferor and the Company in writing of the number of Special Transfer Shares to be purchased.

(iii)                               Closing. If Tencent elects to purchase the Special Transfer Shares, then the payment for the Special Transfer Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against allotment of such Special Transfer Shares to be purchased, at a place and time agreed by the Special Transferor and Tencent, provided that the scheduled time for closing shall not be later than thirty (30) days following the expiration of the Tencent’s Right of First Refusal Period (the “Completion Period”), and the scheduled place shall be the business address of the Company absent such agreement on the place.

(iv)                              To the extent Tencent does not exercise its Tencent’s Right of First Refusal during the Tencent’s Right of First Refusal Period or fails to complete the purchase within the Completion Period, such Special Transferor shall be free to transfer all but not less than all of the Special Transfer Shares to a Tencent Competitor under the terms as set forth in the Transfer Notice, provided however, such transfer to a Tencent Competitor shall consummate within sixty (60) days after the Completion Period.

2B.                             CMC HOLDINGS’ RIGHT OF FIRST REFUSAL.

2B.1                      Right of First Refusal. Subject to Section 2C below, CMC Holdings shall have a right (the “CMC’s Right of First Refusal”), in priority to any right of first refusal of the ROFR Holders pursuant to Section 2.1, to purchase all but not less than all of the Shares that any Shareholder (a “Special Transferor”, for the purpose of this Section 2B) may propose to transfer (such Shares, the “Special Transfer Shares”, for the purpose of this Section 2B), directly or indirectly, in whole or in part, to any CMC Competitor.

2B.2                      Procedure.

(i)                                     Transfer Notice. If any Special Transferor proposes to transfer any Special Transfer Shares to any CMC Competitor, then the Special Transferor shall give the Company and CMC Holdings a Transfer Notice of such intention, describing (i) type and number of the Special Transfer Shares to be transferred, and the type and number of any of the shares the Special Transferor holds at the time, (ii) identity of the CMC Competitor, and (iii) price and other material terms and conditions upon which the Special Transferor proposes to transfer such Special Transfer Shares. The Transfer Notice shall certify that the Special Transferor has received a definitive offer from the CMC Competitor on the terms set forth in the Transfer Notice.

(ii)                                  CMC Holdings’ Exercise. CMC Holdings shall have fifteen (15) days after the receipt of the Transfer Notice (the “CMC’s Right of First Refusal Period”) to irrevocably elect to purchase all but not less than all of the Special Transfer Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice by notifying the Special Transferor and the Company in writing of the number of Special Transfer Shares to be purchased.

(iii)                               Closing. If CMC Holdings elects to purchase the Special Transfer Shares, then the payment for the Special Transfer Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against allotment of such Special Transfer Shares to be purchased, at a place and time agreed by the Special Transferor and CMC Holdings, provided that the scheduled time for closing shall not be later than thirty (30) days following the expiration of the CMC’s Right of First Refusal Period (the “Completion Period”), and the scheduled place shall be the business address of the Company absent such agreement on the place.

(iv)                              To the extent CMC Holdings does not exercise its CMC’s Right of First Refusal during the CMC’s Right of First Refusal Period or fails to complete the purchase within the Completion Period, such Special Transferor shall be free to transfer all but not less than all of the Special Transfer Shares to a CMC Competitor under the terms as set forth in the Transfer Notice, provided however, such transfer to a CMC Competitor shall consummate within sixty (60) days after the Completion Period.

2C.                             SHARE TRANSFER TO THE COMMON COMPETITORS

2C. 1                   Right of First Refusal. Notwithstanding anything foregoing, both Tencent and CMC Holdings shall have a right (the “Special Right of First Refusal”), in priority to any right of first refusal of the ROFR Holders pursuant to Section 2.1, to purchase Shares that any Shareholder (a “Special Transferor”, for the purpose of this Section 2C) may propose to transfer (such Shares, the “Special Transfer Shares”, for the purpose of this Section 2C), directly or indirectly, in whole or in part, to any Common Competitor.

2C.2                      Procedure.

(i)                                     Transfer Notice. If any Special Transferor proposes to transfer any Special Transfer Shares to any Common Competitor, then the Special Transferor shall give the Company, Tencent and CMC Holdings a Transfer Notice of such intention, describing (i) type and number of the Special Transfer Shares to be transferred, and the type and number of any of the shares the Special Transferor holds at the time, (ii) identity of the Common Competitor, and (iii) price and other material terms and conditions upon which the Special Transferor proposes to transfer such Special Transfer Shares. The Transfer Notice shall certify that the Special Transferor has received a definitive offer from the Common Competitor on the terms set forth in the Transfer Notice.

(ii)                                  Exercise. Each of CMC Holdings and Tencent shall have fifteen (15) days after the receipt of the Transfer Notice (the “Special Right of First Refusal Exercise Period”) to irrevocably elect to purchase all or portion of its initial pro rata share of the Special Transfer Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice by notifying the Special Transferor and the Company in writing of the number of Special Transfer Shares to be purchased. For the purposes of the Special Right of First Refusal, the “initial pro rata share” shall be determined according to (x) the aggregate number of all Shares held by CMC Holdings or Tencent, as the case may be, on the date of the Transfer Notice in relation to (y) the aggregate number of all Shares held by both CMC Holdings and Tencent on such date. If any of CMC Holdings and Tencent fails to elect to purchase all the Special Transfer Shares, then such unpurchased Special Transfer Shares (“Over-Allotment Transfer Shares”, for the purpose of this Section 2C) shall be made available to the other party who has elected to purchase all of its initial pro rata share of the Special Transfer Shares for over-allotment (the “Exercising Party”). The Transferor shall deliver an over-allotment notice to the Company and the Exercising Party to inform them of the aggregate number of Over-Allotment Transfer Shares that are available for over-allotment. The Exercising Party shall have three (3) days after the receipt of such over-allotment notice to irrevocably elect to purchase all of the Over-Allotment Transfer Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice by notifying the Special Transferor and the Company in writing of the number of Over-Allotment Transfer Shares to be purchased.

(iii)                               Closing. If any of Tencent and CMC Holdings elects to purchase the Special Transfer Shares, then the payment for the Special Transfer Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against allotment of such Special Transfer Shares to be purchased, at a place and time agreed by the Special Transferor and Tencent (or in the event CMC Holdings purchases the Special Transfer Shares, by the Special Transferor and CMC Holdings), provided that the scheduled time for closing shall not be later than thirty (30) days following the expiration of the last period during which any of CMC Holdings and Tencent may elect to purchase any Special Transfer Share (including Over-Allotment Transfer Share) in each case pursuant to Section 2C herein (the “Completion Period”, for the purpose of this Section 2C), and the scheduled place shall be the business address of the Company absent such agreement on the place.

(iv)                              To the extent neither Tencent nor CMC Holdings exercises its Special Right of First Refusal during the Special Right of First Refusal Exercise Period or fails to complete the purchase within the Completion Period, such Special Transferor shall be free to transfer all but not less than all of the Special Transfer Shares to a Common Competitor under the terms as set forth in the Transfer Notice, provided however, such transfer to a Common Competitor shall consummate within sixty (60) days after the Completion Period.

3.                                      RIGHT OF CO-SALE

3.1                               Right of Co-Sale. In the event the Company and the ROFR Holders fail or does not elect to exercise their respective rights to purchase all of the Transfer Shares subject to Section 2 hereof, each ROFR Holder that has not exercised its ROFR Holder Right of First Refusal (the “ROCS Holder”) shall have the right (the “Right of Co-Sale”) to participate in the Transferor’s sale of Transfer Shares to the Potential Transferee as set forth in this Section 3.

3.2                               Procedure.

(i)                                     Exercise. If an ROCS Holder does not elect to purchase any Transfer Shares pursuant to the Right of First Refusal, each such ROCS Holder shall have fifteen (15) days after the receipt of the Transfer Notice to irrevocably elect to sell all or portion of its pro rata share of the remaining Transfer Shares that are not purchased pursuant to the Right of First Refusal at the same price and subject to the same material terms and conditions as described in the Transfer Notice by notifying the Transferor and the Company in writing of the number of Shares to be sold (the “Co-Sale Shares”). For the purposes of the Right of Co-Sale, each ROCS Holder’s “pro rata share” shall be determined according to (x) the aggregate number of all Shares held by such ROCS Holder (excluding the Class A Ordinary Shares held by any ROCS Holder that is a Founder Holdco) on the date of the Transfer Notice in relation to (y) the aggregate number of all Shares held by all ROCS Holders (excluding the Class A Ordinary Shares held by any ROCS Holder that is a Founder Holdco) and the Transferor on such date.

(ii)                                  Reduction of Shares Sold by the Transferor. To the extent that any ROCS Holder exercises its Right of Co-Sale, the number of Transfer Shares that the Transferor may sell to the Potential Transferee shall be correspondingly reduced by the aggregate number of the Co-Sale Shares.

(iii)                               Closing. The sale of the Co-Sale Shares to the Potential Transferee by the participating ROCS Holders shall be consummated simultaneously with the sale by the Transferor. To the extent that any Potential Transferee refuses to purchase any Co-Sale Shares, the Transferor shall not sell to such Potential Transferee any Shares unless and until, simultaneously with such sale, the Transferor shall purchase from such participating ROCS Holder such Co-Sale Shares that such participating ROCS Holder would otherwise be entitled to sell to the Potential Transferee pursuant to its Right of Co-Sale.

3.3                               Permitted Transfer to Potential Transferee. For a period of ninety (90) days following the expiration of the last period during which any ROFR Holder may elect to purchase any Transfer Share (including Over-Allotment Transfer Share as applicable), subject to the ROCS Holders’ Right of Co-Sale under this Section 3, as applicable, the Transferor may sell any remaining Transfer Shares with respect to which the ROFR Holders’ Right of First Refusal Tencent’s Right of First Refusal, CMC’s Right of First Refusal or Special Right of First Refusal, as the case may be, were not exercised, to the Potential Transferee identified in the Transfer Notice and at a price and upon terms not more favorable than those specified in the Transfer Notice. In the event that the Transferor has not sold such Transfer Shares within such ninety (90) day period, the Transferor shall not thereafter sell any Shares, without first again complying with Sections 2 and 3 of Exhibit E.

4.                                      GENERAL.

4.1                               Valuation of Non-Cash Consideration. In the event that the Parties cannot agree on value of the consideration payable in property other than cash, then the value of such property shall be established by a reputable appraiser jointly selected by, (i) in the case of the Preemptive Right, the Company and the PR Holders that have elected to purchase a majority of the Issuance Shares to be purchased by the PR Holders, or (ii) in the case of the Right of First Refusal, the Transferors and the ROFR Holders that have elected to purchase a majority of the Transfer Shares to be purchased by the ROFR Holders. If such valuation is not completed before the deadline for closing of the issuance of the Issuance Shares to the PR Holders or the sale of the Transfer Shares to the ROFR Holders, then such deadline shall be extended to the date that is ten (10) days after such valuation is completed.

4.2                               Apportion. Each PR Holder may apportion Issuance Shares or Transfer Shares that it is entitled to purchase pursuant to its Preemptive Right, or the Right of First Refusal, as applicable, among its Affiliates; provided that such ROFR Holder notifies the Transferor and the Company in writing.

4.3                               Effect on Subsequent Transaction. The exercise, non-exercise or waiver of any Preemptive Right, Right of First Refusal or Right of Co-Sale in respect of a particularly issuance or transfer of Shares shall not adversely affect such right in respect of any subsequent issuance or transfer of Shares.

4.4                               Calculation of Shares. The number of Shares shall be calculated on an as-converted to Class A Ordinary Shares basis.

EXHIBIT F
TERMS OF THE REGISTRATION RIGHTS

All reference in this Exhibit to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Exhibit, unless explicitly stated otherwise.

1.                                      DEFINITIONS.

The following terms used in this Exhibit F shall have the meanings ascribed to them as follows:

1.1                               “Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

1.2                               “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

1.3                               “Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

1.4                               “Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

1.5                               “Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their transferees that become parties to this Agreement from time to time.

1.6                               “Initiating Holders” means, with respect to a request duly made under Section 2.1 or 2.2 to Register any Registrable Securities, the Holders initiating such request.

1.7                               “IPO” means the first firm underwritten registered public offering by the Company of its Class A Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

1.8                               “Registrable Securities” means (i) the Class A Ordinary Shares issued or issuable upon conversion of the Preferred Shares, the Class D Ordinary Shares, the Class C Ordinary Shares, or the Class B Ordinary Shares, (ii) any Class A Ordinary Shares owned or hereafter acquired by any Preferred Shareholder, the Class D Ordinary Shareholder, Class C Ordinary Shareholder or Class B Ordinary Shareholder, and (iii) any Class A Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the Shares referenced in (i) and (ii) herein.

1.9                               “Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

1.10                        “Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.

1.11                        “Securities Act” means the United States Securities Act of 1933, as amended. 1.12 “Violation” has the meaning set forth in Section 5.1(i).

1.13                        Except where the context requires otherwise, capitalized terms used herein without definition shall have the meanings set forth in the Exhibit B of this Agreement.

2.                                      DEMAND REGISTRATION.

2.1                               Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, Holder(s) holding at least 10% or more of the issued and outstanding Registrable Securities (on an as-converted basis) held by the Preferred Shareholders, the Class D Ordinary Shareholder, the Class C Ordinary Shareholders or the Class B Ordinary Shareholders (excluding those Registrable Securities issued upon conversion of any series of Equity Securities other than the Preferred Shares, the Class D Ordinary Shareholders, the Class C Ordinary Shares or the Class B Ordinary Shares) may request in writing that the Company effect a Registration for at least 25% of their Registrable Securities on any internationally recognized exchange that is reasonably acceptable to such requesting Holder(s). Upon receipt of such a request, the Company shall (x) within ten (10) Business Days of the receipt of such written request give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after receipt of the such written request, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to effect no more than three (3) Registrations pursuant to Section 2.1 hereof that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 hereof is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 hereof.

2.2                               Registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction within sixty (60) days of the receipt of such request. The Holders shall be entitled to an unlimited number of registrations on Form F-3 or Form S-3 so long as such registration offerings are in excess of US$500,000; provided that, the Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to Section 2.2 hereof; provided further that, if the sale of all of the Registrable Securities sought to be included pursuant to Section 2.2 hereof is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.2 hereof.

2.3                               Right of Deferral.

(i)                                     The Company shall not be obligated to Register or qualify Registrable Securities pursuant to Section 2 of this Exhibit:

(a)                                 if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 hereof, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Class A Ordinary Shares within ninety (90) days of receipt of that request; provided, that the Company is actively employing in good faith its best efforts to cause that Registration Statement to become effective within ninety (90) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration subject to Section 3 hereof (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan);

(b)                                 if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.2 hereof, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Class A Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration subject to Section 3 hereof (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan);

(c)                                  during the period starting with the date of filing by the Company of and ending one hundred and eighty days (180) days following the effective date of any Registration Statement pertaining to Class A Ordinary Shares of the Company; provided, that the Holders are entitled to join such Registration subject to Section 3 hereof (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan); or

(d)                                 in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

(ii)                             If, after receiving a request from Holders pursuant to Section 2.1 or 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that that the Company may not utilize this right and/or the deferral right contained in this clause (ii) for more than ninety (90) days on any one occasion or for more than once during any twelve (12) month period; provided, further, that the Company may not Register any other of its securities during such period (except for Registrations contemplated by Section 3.4 of this Exhibit).

2.4                               Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or 2.2 hereof, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as part of the request, and the Company shall include such information in the written notice to the other Holders described in Sections 2.1 and 2.2 hereof. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder, taken together) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the Holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or 2.2 hereof, the underwriters may (i) in the event the offering is the Company’s IPO, exclude from the underwritten offering all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company), or (ii) otherwise exclude up to 75% of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of Registrable Securities to be included in the Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of Shares in accordance with the above provisions, the Company or the underwriters may round the number of Shares allocated to a Holder to the nearest one hundred (100) Shares.

3.                                      PIGGYBACK REGISTRATIONS.

3.1                               Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the IPO of such securities (except as set forth in Section 3.4 hereof); the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein. The Holders shall be entitled to an unlimited number of Registrations pursuant to this Section 3.1. The Company shall not grant to any other Shareholders any similar rights in this Section 3.1 superior to those of the Holders, except with the consent of the Holder(s) holding at least 50% or more of the issued and outstanding Preferred Shares, Class D Ordinary Shares, Class C Ordinary Shares and Class B Ordinary Shares on an as-converted basis.

3.2                               Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 hereof prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3 hereof.

3.3                               Underwriting Requirements.

(i)                                     In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under Section 3 hereof unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to Section 3 hereof in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may (i) in the event the offering is the Company’s IPO, exclude all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company and no securities of other selling Shareholders are included), or (ii) otherwise exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other equity securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the number of Registrable Securities to be included in such Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of Shares in accordance with the above provisions, the Company or the underwriters may round the number of Shares allocated to a Holder to the nearest one hundred (100) Shares.

(ii)                                  If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or 2.2 hereof if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless such withdrawal is due to an action or inaction of the Company or an event outside of the reasonable control of such Holders.

3.4                               Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under Section 3 hereof in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a company share plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable).

4.                                      REGISTRATION PROCEDURES.

4.1                               Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)                                     Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred twenty (120) days or, if earlier, until the distribution thereunder has been completed; provided, however, that (a) such one hundred twenty (120) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, and (b) in the case of any Registration of Registrable Securities on Form F-3 or Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules promulgated by the Securities and Exchange Commission, such one hundred twenty (120) day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

(ii)                                  Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of applicable securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)                               Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by applicable securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)                              Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v)                                 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi)                              Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under applicable securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with Law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with Law;

(vii)                           Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are allotted for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii)                        Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix)                              Not, without the prior consent of the Holders of at least a majority of voting power of the then issued and outstanding Registrable Securities, make any offer relating to the securities that would constitute a “free writing prospectus”, as defined in Rule 405 promulgated under the Securities Act;

(x)                                 Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi)                              Take all reasonable actions necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with an IPO, the primary exchange on which the Company’s securities will be traded.

4.2                               Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3                               Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees charged by any share registration and/or depository agent, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of a majority-in-interest of the Holders requesting such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration). In addition, the Company shall not be required to pay for expense for any special audit conducted for the purpose of such Registration in excess of US$25,000 (in which case, all participating Holders shall bear such excess special audit expense pro rata based upon the number of Registrable Securities to be Registered in such Registration).

5.                                      REGISTRATION-RELATED INDEMNIFICATION.

5.1                               Company Indemnity.

(i)                                     To the maximum extent permitted by Law and the Memorandum and Articles, the Company shall indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation of applicable securities Laws, or any rule or regulation promulgated under applicable securities Laws. The Company will reimburse each such Holder, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii)                                  The indemnity agreement contained in Section 5.1 hereof shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished in a certificate expressly for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter. Further, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or other aforementioned Person, or any Person controlling such Holder, from whom the Person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or other aforementioned Person to such Person, if required by Law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such Person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

5.2                               Holder Indemnity.

(i)                                     To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under applicable securities Laws, or any rule or regulation promulgated under applicable securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder in a certificate expressly for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to Section 5.2 hereof, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under Section 5.2 hereof shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

(ii)                                  The indemnity contained in Section 5.2 hereof shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3                               Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or 5.2 hereof of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or 5.2 hereof, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver a written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under Section 5 hereof, but the omission to deliver a written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 of this Exhibit.

5.4                               Contribution. If any indemnification provided for in Section 5.1 or 5.2 hereof is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder’s liability under Section 5.4  hereof, when combined with such Holder’s liability under Section 5.2 hereof, shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

5.5                               Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6                               Survival. The obligations of the Company and Holders under Section 5 hereof shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

6.                                      ADDITIONAL REGISTRATION-RELATED UNDERTAKINGS.

6.1                               Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any applicable securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)                                     make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under applicable securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)                                  file with the Commission in a timely manner all reports and other documents required of the Company under all applicable securities Laws; and

(iii)                               at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all applicable securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2                               Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Preferred Majority, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or 3 hereof, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3                               “Market Stand-Off” Agreement. Each Shareholder agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by allotment of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (x) all directors, officers and all other holders of at least 1% of the issued and outstanding share capital of the Company must be bound by restrictions at least as restrictive as those applicable to any such holder pursuant to Section 6.3 hereof, (y) Section 6.3 hereof shall not apply to the extent that any other members subject to substantially similar restrictions are released, and (z) the lockup agreements shall permit such holders to transfer their Registrable Securities to their respective Affiliates so long as the transferees enters into the same lockup agreement. The underwriters in connection with the Company’s IPO are intended third party beneficiaries of Section 6.3 hereof and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each Shareholder (and the Shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

6.4                               Termination of Registration Rights. The registration rights set forth in Sections 2 and 3 hereof above shall terminate on the later of (i) the fifth (5th) anniversary after the date of closing of a QIPO, and (ii) with respect to any Holder, the date following a QIPO on which such Holder holds less than 1% of the Equity Securities of the Company and all Registrable Securities may be sold under Rule 144 of the Securities Act in any ninety (90)-day period.

6.5                               Exercise of Preferred Shares. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to register Registrable Securities which, have not been exercised, converted or exchanged, as applicable, for Class A Ordinary Shares.

7.                                      JURISDICTION.

The terms of this Exhibit are drafted primarily in contemplation of an offering of securities in the United States of America. The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American depositary receipts or American depositary shares. Accordingly:

(i)                                     It is their intention that, whenever this Exhibit or any other provision of this Agreement refers to a Law, form, process or institution of the United States of America but the Parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, such references to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii)                                  It is agreed that the Company will not undertake any listing of American depositary receipts, American depositary shares or any other security derivative of the Company’s Class A Ordinary Shares unless arrangements have been made reasonably satisfactory to a majority-in-interest of the Shareholders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Shareholders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Class A Ordinary Shares in lieu of such derivative securities.

8.                                      ASSIGNMENT OF REGISTRATION RIGHTS.

The rights to cause the Company to register Registrable Securities pursuant to this Exhibit may be assigned (but only with all related obligations) by (i) a Holder that is a partnership, to any partner, retired partner or Affiliated fund of such Holder, (ii) a Holder that is a limited liability company, to any member or former member of such Holder, (iii) a Holder who is an individual, to such Holder’s family member or trust for the benefit of such Holder or such Holder’s family member, (iv) a Holder that is a corporation to its shareholders in accordance with their interests in the corporation, (v) a Holder in respect of transfer of all securities held by such Holder, or (vi) to any other Person acquiring at least 100,000 shares (as appropriately adjusted for any share split, dividend, combination or other recapitalization or like transactions) of Registrable Securities; provided (in all cases) (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignments shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

EXHIBIT G
LIST OF COMPETITORS

Part I

1.                                           乐视网;

2.                                           360;

3.                                           奥飞;

4.                                           AcFun (AcFun 弹幕视频网);

5.                                           Youku Tudou Inc. (优酷土豆网).

Part II

1.                                           PPTV聚力;

2.                                           迅雷;

3.                                           酷 6;

4.                                           56;

5.                                           风行;

6.                                           暴风影音。